Exhibit 10.1
Confidential Treatment

Certain portions of this exhibit, as indicated by XXX, have been omitted, pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted materials have been separately filed with the Securities and Exchange Commission.

SUBCONTRACT	Subcontract No.:	1124

Between	Subcontract Type:	T&M
Logistics Management Institute	STP No.:	STP 2-03
2000 Corporate Ridge	Delivery Order No.:	0019
McLean, VA 22102-7805	LMI Task No.:	DL118.10
And

	Subcontract Ceiling:	$913,400
Applied DNA Sciences, Inc.	Total Funded Amt:	XXX
25 Health Sciences Dr., Suite 213	Subcontract Administrator:
Stony Brook, NY 11790	Julie A. Wagoner
	Prime Contract:	SP4701-09-D-0045
Defense Logistics Agency Research & Development
Supply Support (RDSS) Program

This Subcontract is entered into by the Logistics Management Institute (hereinafter called LMI), a non-profit corporation organized and existing under the laws of the State of Delaware, located at 2000 Corporate Ridge, McLean, Virginia, 22102-7805, and Applied DNA Sciences, Inc. (hereinafter called Subcontractor), located at 25 Health Sciences Dr., Suite 213, Stony Brook, NY 11790, organized and existing under the laws of the state of Delaware.

WITNESSETH THAT:

     Whereas LMI has entered into a contract with the US Government and/or Government Agency under which various contract tasks are being performed; and

     Whereas, the work and services hereinafter described to be performed by the Subcontractor are related to the work and services to be furnished by LMI to The US Government or Government Agency; and

     Whereas, this Subcontract supersedes any and all written or oral agreements and constitutes the entire agreement between the parties for the work specified in ARTICLE I. WORK STATEMENT; and

     Whereas, the clause titles contained herein are only for convenience and shall not be construed to limit the scope or intent of the particular clause;

  2000 CORPORATE RIDGE MCLEAN, VIRGINIA 22102-7805  PH: (703) 917-9800  FAX: (703) 917-7100 www.lmi.org

     Now, therefore, in consideration of the mutual promises, covenants, and agreements hereinafter set forth, the parties mutually agree as follows:

THE SCHEDULE

ARTICLE I.   WORK STATEMENT

     The Subcontractor, as an independent contractor and not as an agent of LMI, shall provide all necessary personnel to accomplish the Statement of Work.

A.           STATEMENT OF WORK

     The Subcontractor shall perform work in accordance with the statement of work outlined in ATTACHMENT A to this Subcontract.

B.           REPORTS AND OTHER DELIVERABLES

     The Subcontractor shall submit all reports and other deliverables in accordance with the requirements specified in ATTACHMENT A.

C.           PERIOD OF PERFORMANCE

     The period of performance for this Subcontract will be May 26, 2011 through November 26, 2012.

ARTICLE II.   TYPE OF CONTRACT

     This is a Time and Material Subcontract.

ARTICLE III.   LIMITATIONS

     Any work performed in excess of the funded value of this Subcontract, shall be at the Subcontractor’s own risk. Further, LMI is not obligated to pay any amounts in excess of the funded value of this Subcontract.

ARTICLE IV.   OPTIONS

     This Subcontract does not contemplate additional options. LMI has the right to exercise an option to purchase additional services from the Subcontractor under the terms and conditions of this Subcontract. The work to be performed under any option exercised and the price for said work will be in accordance with the Subcontractor’s proposal.

ARTICLE V.   INSPECTION AND ACCEPTANCE

     Inspection and acceptance of the supplies or services to be furnished hereunder shall be made at

Logistics Management Institute
2000 Corporate Ridge
McLean, Virginia, 22102-7805

     Acceptance of supplies or services provided under this Agreement shall be made by the Project Leader specified in this Subcontract.

ARTICLE VI.   PLACE OF PERFORMANCE

     The Subcontractor shall perform the work at the customer’s on-site location, at LMI’s corporate headquarters, or at the Subcontractor’s site, depending on the schedule and deliverables.

ARTICLE VII.   ASSIGNMENT OF CLAIMS

     The Subcontractor shall not assign its rights to be paid amounts due or to become due as a result of performance under this Subcontract without the prior written consent of LMI.

     Copies of the Subcontract; any plans, specifications, or other similar documents relating to work under this Subcontract marked “Top Secret,” “Secret,” or “Confidential,” shall not be furnished or disclosed to any assignee of any claim arising under this Subcontract or any other person not entitled to receive the same without the prior written authorization of LMI.

ARTICLE VIII.   AUTHORIZED PERSONNEL

A. LMI

     The LMI Project Leader for this effort is Bruce Kaplan.

     The Project Leader is authorized to act for LMI in matters pertaining to technical performance under this Subcontract, including approval of the Subcontractor’s deliverables and verification of monthly progress reports. All such issues must be coordinated through the LMI Project Leader. Bruce Kaplan can be reached by phone at (703) 917-7284 or by email at bkaplan@lmi.org).

     The LMI Subcontracts Administrator for this effort is Julie Wagoner.

     All contractual matters, including but not limited to: price, terms and conditions, types and quantities of services and/or products to be supplied, delivery schedule, financial adjustments and changes in the scope of work, must be coordinated through the LMI Subcontracts Administrator. Then, such action must be set forth in a formal modification to the Subcontract approved by LMI’s Director of Contracts, or his designee. The Subcontractor is advised that only the LMI’s Director of Contracts, or his designee, can change or modify the Subcontract terms or take any other action which obligates LMI. Julie Wagoner can be reached by phone at (571) 633-7792 or by email at jwagoner@lmi.org.

     All may be reached at (703) 917-9800.

B. SUBCONTRACTOR

     Dr. Jim Hayward is a Project Leader for the Subcontractor and may be reached at (631) 444-8445 (e-mail address: james.hayward@adnas.com).

     Ms. Janice Meraglia is a Project Leader and Contract Coordinator for the Subcontractor and may be reached at (631) 444-6293 (e-mail address: janice.meraglia@adnas.com).

ARTICLE IX.   PRICE & PAYMENT

A. PRICE

     The Subcontractor agrees to perform the work outlined in the statement of work and in accordance with the Subcontractor’s proposal dated April 27, 2011 for a not-to-exceed amount of $913,400. (See breakout of costs below).

Labor Category	Rate/Hr	Hours	Subtotal
Program Manager	XXX	XXX	$913,400
Senior Scientist	XXX	XXX	$913,400
Scientific Analyst	XXX	XXX	$913,400
Business Manager	XXX	XXX	$913,400
Travel Related Costs			$913,400
Misc. Lab Materials & Fees (LAB)			$913,400
Total		XXX	$913,400

     This Subcontract provides for flexibility to move hours between labor categories, ODCs and Travel so long as the not-to-exceed ceiling is not exceeded and so long as the quality of the services is not adversely affected.

     The total funding currently available for this Subcontract is XXX for Task 1. LMI Task No. DL118.10 has been funded in the amount of XXX for Labor and XXX for Travel. Additional funds may be allocated as they become available by issuing a modification to this Subcontract to increase funding up to the not-to-exceed amount of $913,400 to cover the entire period of performance through November 26, 2012. Additionally, both the funding and price under this Subcontract may also be increased should the Subcontractor be requested to perform additional support under this Subcontract.

     In accordance with FAR 52.232-22 (c), the Subcontractor shall notify the LMI Subcontracts Administrator in writing whenever it has reason to believe that the costs it expects to incur under this Subcontract, in the next 60 days, when added to all costs previously incurred, will exceed 75 percent of the total funded amount so far allotted to the Subcontract hereunder by LMI. This requirement looks at the Subcontract funded value as a whole and not the individual efforts contained within.

     The notice shall state the estimated amount of additional funds required to continue performance for the period specified in the Schedule and Statement of Work.

B. REIMBURSEMENT OF OTHER DIRECT COSTS

     If authorized as a part of its performance under this Subcontract, the Subcontractor may incur costs which are treated as direct charges in accordance with its disclosed accounting practices. Other direct costs may include expenses such as travel and travel related expenses required to be performed pursuant to this Agreement, and other charges necessary to support performance of the work called for the Statement of Work. All travel expenses (excluding local travel) will be reimbursed in accordance with the FAR Subpart 31.2., travel costs principles.

     LMI will reimburse the Subcontractor for those other direct costs which are necessary and reasonable expenses at actual cost incurred, burdened in accordance with the Subcontractor’s proposal and disclosed accounting practices, up to the not-to-exceed limit of XXX, and provided those costs are allowable in accordance with the Cost Principles of FAR Part 31. The reimbursement limitation established in this Agreement may not be exceeded by the Subcontractor without the prior written authorization of LMI’s Subcontracts Administrator. Expenses incurred by the Subcontractor in excess of the funded amount set forth in this Subcontract will not be reimbursed by LMI. Invoices requesting reimbursement for other direct costs must be accompanied by adequate supporting documentation, including receipts for any expense greater than $75.

C. INVOICE SUBMISSION AND PAYMENT

     LMI will pay the Subcontractor monthly for satisfactory performance of the requirements of this Subcontract, including delivery of all reports and data required hereunder. All hours must be billed in ½ hour increments. Any invoices including other than ½ hour increments such as ¼ or ¾ of an hour may be reduced to the nearest hour or half hour accordingly. The invoice shall be certified and mailed to the following address:

Logistics Management Institute
2000 Corporate Ridge
McLean, Virginia 22102-7805
Attention: Accounts Payable

A second copy shall be forwarded to LMI Subcontracts at the above address or via email to the designated Subcontracts Administrator at the email address provided under Article VIII, Section A or as so designated on any subsequent modifications.

     The invoice shall include the following information:

1.           Prime Contract Number

2.           Subcontract Number

3.           LMI Task Number

4.           Invoice Number and Date

5.           Period Covered by the Invoice

6.           Labor Hours, Rates Per Hours and Total Labor Cost by Category

7.           Travel and Other Direct Charges (if applicable)

8.           Invoice Total and Cumulative Total

The certification statement should read as follows:

“I hereby certify that this invoice is accurate and complete and that it reflects only those charges for work performed by Applied DNA Sciences, Inc. in accordance with the applicable Subcontract, and that payment therefore has not been previously received.”

Payment terms are Net 30.

In order to expedite final payment to the Subcontractor upon completion of this Subcontract, the final invoice for this Subcontract shall be clearly marked “Final” and shall be submitted within 30 days following the completion of the period of performance of this effort. The Subcontractor shall identify any outstanding amounts due under this Subcontract as part of the Subcontractor’s final invoice submission. Final payment shall be made upon completion and acceptance of all deliverables. If the final invoice has not been received within the time period set forth herein (or as mutually agreed upon by extension thereof), the total amount “paid to date” to the Subcontractor shall constitute full and final settlement of all payments due under this Subcontract. The final invoice shall include the following certification:

     “Payment of this final invoice shall constitute complete satisfaction of all of LMI’s obligations under this Subcontract and the Subcontractor remises, releases, and discharges LMI and its officers, agents, and employees, of and from all liabilities, obligations, claims and demands whatsoever under or arising from the said Subcontract upon payment hereof.”

D. RECORDS AND AUDIT

     The Subcontractor shall maintain accurate records of all costs incurred in the performance of this Subcontract and agrees to allow representatives of LMI and the Government Client reasonable access to its records to verify the validity of expenses reimbursed under this Subcontract. The Subcontractor hereby warrants that it conducts audits as required by OMB Circulars (including OMB Circular A-133), federal cost principles, or cost accounting standards applicable to its performance as a recipient of U.S. Government funds. If the Subcontractor is required to conduct audits in accordance with OMB Circular A-133, the Subcontractor hereby warrants that it conducts such audits on time and submits the audit findings pursuant to the A-133 requirements. The Subcontractor shall maintain all financial records, supporting documents and other records pertaining to this Subcontract for a period of five years from the termination date of this Subcontract.

ARTICLE X.   REPRESENTATIONS AND CERTIFICATIONS

     Attachment B of this Subcontract contains the necessary Representations and Certifications. The Subcontractor shall, as part of executing this Subcontract, complete all of the Representations and Certifications as they apply to this Subcontract. The Subcontractor further agrees that it will provide additional Representations and Certifications that may be requested by LMI in connection with this Subcontract, and also agrees to promptly notify LMI of any changes which modify the information contained in any Representations and Certifications.

ARTICLE XI.   PACKAGING AND MARKING

A. GENERAL

     All items to be delivered under this Subcontract shall be packaged, packed and marked to prevent deterioration and damage during shipping, handling and storage to ensure safe arrival at destination.

B. CLASSIFIED ITEMS

     Confidential or Secret material will be packed to conceal it properly and to avoid suspicion as to contents, and to reach destination in satisfactory condition. Internal markings or internal packaging will clearly indicate the classification. NO NOTATION TO INDICATE CLASSIFICATION WILL APPEAR IN EXTERNAL MARKINGS. (See Paragraph 17 of the Industrial Security Manual for Safeguarding Classified Information, DoD 5220.22-M.)

     Confidential or Secret documents will be enclosed in two (2) opaque envelopes or covers. The inner envelope or cover containing the documents being transmitted will be addressed, return addressed, and sealed. The classification of the documents being transmitted will be clearly marked on the front and back of the inner container. The classified documents will be protected from direct contact with the inner cover by a cover sheet or by folding inward. For Secret documents, a receipt form identifying the addresser, addressee, and documents will be enclosed in the inner envelope. Confidential documents will be covered by a receipt only when the sender deems it necessary. The inner envelope or cover will be enclosed in an opaque outer envelope or cover. The classification markings of the inner envelope should not be detectable. The outer envelope will be addressed, return addressed, and sealed. NO CLASSIFICATION MARKINGS WILL APPEAR ON THE OUTER ENVELOPE OR COVER.

ARTICLE XII.   NOTICE REGARDING LATE DELIVERY

In the event the Subcontractor anticipates difficulty in complying with the Subcontract delivery schedule, the Subcontractor shall immediately notify the Project Leader in writing with a copy to the LMI Subcontracts Administrator, giving pertinent details, including the date by which it expects to make delivery; provided, however, that this data shall be informational only in character and that receipt thereof shall not be construed as a waiver by LMI of any Subcontract delivery schedule, or any rights or remedies provided by law or under this Subcontract.

ARTICLE XIII. CHANGES

     Within the general scope of this Subcontract, the work to be performed may be changed unilaterally by LMI at any time by written notice to the Subcontractor. Within ten (10) working days after said notice, the Subcontractor will provide LMI with a price estimate, if applicable, for performing the changed work. Promptly thereafter, LMI and the Subcontractor shall negotiate an equitable adjustment of price and schedule resulting from the changes as may be required.

     Failure to agree to any adjustment under this Article shall be resolved under ARTICLE XVII. DISPUTES of this Subcontract. However, nothing in this Article shall excuse the Subcontractor from proceeding diligently with the performance of the work as changed.

ARTICLE XIV.   SUBCONTRACTS

     The Subcontractor agrees that none of the tasks or deliverables to be furnished hereunder shall be assigned or subcontracted without the written permission of LMI.

ARTICLE XV.   INDEMNIFICATION AND INSURANCE

A. INDEMNIFICATION

     The Subcontractor will hold LMI and its Trustees, Officers, Directors, Agents, and employees harmless and will defend it from any claims or liabilities growing out of any suits or patent infringements, and will also hold harmless and defend LMI against any claims, liabilities, loss, damage, or injury to or death of persons arising or in any manner growing out of the performance of its work or services under this Subcontract, except when such injuries or damages are caused by gross negligence of LMI.

B. INSURANCE

     The Subcontractor shall insure its employees under the Worker’s Compensation Act, and carry Bodily Injury, Property Damage, and Automobile Liability Insurance in amounts specified below. In addition, if the Subcontractor is providing design, design review, or other work deemed to be professional engineering services, the Subcontractor is also required to carry professional liability insurance in the amount specified below.

TYPE OF INSURANCE	MINIMUM AMOUNT
Worker’s Compensation and all occupational disease	As required by State Law
Employer’s Liability including all occupational disease
when not so covered in Worker’s Compensation above	$100,000 per accident
General Liability (Comprehensive)
Bodily Injury per occurrence	$500,000
Automobile Liability (Comprehensive)	$200,000
Bodily Injury per person	$500,000
Bodily Injury per occurrence	$ 20,000
Property Damage per accident
Professional Liability	$1,000,000 / claim – $2,000,000 aggregate

ARTICLE XVI.   INTELLECTUAL PROPERTY RIGHTS

A. PATENTS AND PROPRIETARY TECHNOLOGY

     The Subcontractor shall identify the use of any of the Subcontractor’s proprietary processes or patents in the performance of this Subcontract prior to commencing performance.

     In the event that the Subcontractor develops intellectual property rights (IPR) (to any patent or patents developed) as a result of performance of the Work, then the Subcontractor agrees that royalty-free license for use of the IPR will be provided to the Government through LMI for the life of the IPR. In the event that such IPR provides for the filing of or issuance of patents, the Subcontractor agrees to provide a royalty-free license for use of the patent(s) to the Government through LMI for the life of the patent(s).

B. DATA RIGHTS

     1. Intellectual Property Deliverable Restrictions. The Subcontractor shall identify, to the best of its ability, noncommercial and commercial technical data and computer software that it intends to deliver with restrictions on the Government’s right to use, release or disclose such identified technical data and/or computer software. The Government and LMI further require that the Subcontractor identify, prior to award, background inventions that will be embodied in items, components, processes, technical data, computer software or computer software documentation developed or delivered under the Subcontract. To identify such technical data, computer software and background inventions, the Subcontractor shall submit the following three lists:

a.
Noncommercial Computer Software and Technical Data. The Government desires appropriate rights in all noncommercial technical data and noncommercial computer software developed or delivered under this Subcontract. The Subcontractor shall identify all asserted restrictions on the Government’s license rights in such data and software, pursuant to FAR 52.227-14, FAR 52.227-15, DFARS 252.227-7013 and DFARS 252.227-7014. The applicable FAR or DFAR clauses shall govern the format and content of the Contractor’s assertions of software and data restrictions. The Subcontractor shall submit the post-award assertions to LMI as soon as practicable before the scheduled delivery of the relevant data and/or software. The Subcontractor shall update the post-award assertions as necessary during performance to ensure that the list is accurate before making final delivery of data or software.

b.
Commercial Computer Software and Technical Data. The Subcontractor shall identify all asserted restrictions on the Government’s license rights in commercial computer software and commercial technical data pursuant to FAR 52.227-19 and DFARS 252.227-7017. To identify such restrictions, the Subcontractor shall submit a Commercial Restrictions List, dated and signed by an official contractually authorized to obligate the Subcontractor. The format of the Commercial Restrictions List shall be substantially same as the format set forth in DFARS 252.227-7017(d). The Commercial Restrictions List shall include the assertions of the Subcontractor’s Subcontractors or suppliers or potential Subcontractors or suppliers if permitted to do so under ARTICLE XIV. SUBCONTRACTS. For each entry in the Commercial Restrictions List which indicates that the asserted rights category is a special license or the license customarily provided to the public, the Subcontractor shall attach to the Commercial Restrictions List a copy of such license, except that if any particular license is identified as applying to more than one such entry, only one copy of that license need be provided. The Subcontractor shall update the Commercial Restrictions List as necessary during performance of the Subcontract to ensure that the list is accurate before making final delivery of data or software.

c.
Background Inventions. The Subcontractor shall provide an identification and licensing list to LMI that identifies all inventions (background inventions), other than subject inventions, disclosed in any patents or pending patent applications in which it has:

●	any title, right or interest; and

●
intends to include in any Items, Components or Processes developed or delivered under the Subcontract, or that are described or disclosed in any Technical Data, Computer Software or Computer Software Documentation developed or delivered under the Subcontract.

     The list shall be an attachment to the Subcontract, and the Subcontractor shall update the list, as necessary, during performance of the Subcontract to promptly identify all background inventions.

     2. Delivery of Noncommercial Computer Software and Technical Data. Unless expressly otherwise stated in the Subcontract, the Subcontractor’s deliveries of noncommercial technical data shall include physical delivery of the digital version of that technical data. The Subcontractor’s deliveries of noncommercial computer software shall include physical delivery of a digital version of both the executable code and the annotated source code. This includes noncommercial data/software that was developed exclusively at private expense. As used in this paragraph, “physical delivery” means submission to the Government of the data/software in a predetermined format on appropriate digital storage media (e.g., CD-ROM), and, if specified in the delivery requirement, may also include submission of paper copies of that data/software. The Subcontractor may, before delivery of the affected computer software or technical data, notify LMI in writing that it intends to modify the physical delivery requirement. If LMI accepts the proposed modified physical delivery, the modified physical delivery shall be incorporated into the affected Subcontract by modification.

C. ASSIGNMENT OF RIGHTS AND INTERESTS

     1. Pre-Existing Intellectual Property. Each party acknowledges that the other party will own all rights to all data, information, techniques, methodologies and Materials, including without limitation any patents, patent rights, copyrights, trade secret rights and other intellectual property rights embodied therein, that such party owned prior to the commencement of the Services.

     2. If Federal Acquisition Regulations (“FAR”) 52.227-11 or FAR 52.227-13 is applicable to the Prime Contract, LMI shall flow such clause down to the Subcontractor, and the treatment of any resultant subject invention will be governed by that clause.

     If FAR 52.227-14 is applicable to the Prime Contract, LMI shall flow such clause down to the Subcontractor and the Subcontractor shall convey rights in data through LMI to the Government as defined in such clause and shall be bound by all reporting and other obligations therein.

     If Defense Federal Acquisition Regulations Supplement (“DFARS”) clause 252.227-7013 is applicable to the Prime Contract, LMI shall flow such clause down to the Subcontractor, and any noncommercial technical data (as defined in that clause) provided by the Subcontractor under this Agreement will be governed by that clause. If DFARS clause 252.227-7014 is applicable to the Prime Contract, LMI shall flow such clause down to the Subcontractor and any noncommercial computer software and noncommercial computer software documentation (as each term is defined in such clause) will be governed by that clause. If DFARS clause 252.227-7038 is applicable to the Prime Contract, LMI shall flow such clause down to the Subcontractor, and the treatment of any resultant subject invention will be governed by that clause.

     No clause in this Subcontract will be interpreted as enlarging or diminishing the Government Client’s or LMI’s rights in the Subcontractor’s noncommercial technical data and/or noncommercial computer software and noncommercial computer software documentation, as the case may be.

ARTICLE XVII.   DISPUTES

A. The Parties shall make a good faith attempt to resolve all disputes relating to the performance of this Subcontract or any Purchase/Delivery Order issued hereunder by negotiation between the Parties.

B. Any dispute under this Subcontract which is not settled by agreement between the parties may be settled by appropriate legal or equitable proceedings. It is understood and agreed that if any such dispute is litigated, it shall be for the purpose of obtaining a judicial determination of the question of law and/or fact which is fair and reasonable, provided further that, pending such judicial determination, the Subcontractor shall proceed in accordance with LMI’s written directions.

C. Except as otherwise provided in this Subcontract, any claim or dispute arising out of or in connection with this Subcontract, which is not disposed of by agreement of the parties, shall be governed by the laws of the Commonwealth of Virginia. The substantive law applicable to any such proceeding shall be that of the Commonwealth of Virginia, excluding it choice of law principles.

D. The Subcontractor hereby agrees to immediately give notice to the LMI Supervisor, Subcontracts & Purchasing, of any anticipated or current litigation involving or in any way relating to the Subcontract, pertinent lower tier Subcontracts or the Customer’s relationship with the Subcontractor. Said notice shall include all relevant information with respect thereto.

1.
The Subcontractor agrees to insert this requirement in any lower tier Subcontract under this Subcontract if permitted to do so under ARTICLE XIV. SUBCONTRACTS. In the event of litigation, the Subcontractor shall immediately notify his next tier Subcontractor or the Prime Contractor, as the case may be, of all relevant information with respect to such litigation.

2.
The Government Contracting Officer shall have access to and the right to examine any pertinent books, documents, papers and records of the Prime Contractor or Subcontractor(s) involving customer transactions related to any contract litigation.

E. The Subcontractor acknowledges that the Prime Contract includes a disputes clause (“the Disputes Clause”), pursuant to which LMI may pursue certain procedures in the event of a dispute between the Government’s Contracting Officer and LMI with respect to questions of law or fact relating to the prime contract. Any Final Decision of the Contracting Officer under the prime contract relating to this Subcontract or the Subcontractor’s performance hereunder shall be conclusive and binding upon the Subcontractor, and LMI shall notify the Subcontractor of any such Final Decision within ten (10) days of LMI’s receipt thereof.

1.
In the event LMI elects to appeal any such decision, pursuant to the Disputes Clause of the prime contract, the Subcontractor shall provide LMI with reasonable assistance in the prosecution of such appeal including, but not limited to, access to all of the Subcontractor’s personnel and non-privileged documents.

2.
In the event LMI elects not to appeal any such decision pursuant to the Disputes Clause of the prime contract, LMI shall so notify the Subcontractor, in writing, within twenty (20) days of LMI’s receipt of any such Final Decision.

F. Pending any decision, appeal or judgment on the settlement of any dispute arising under this Subcontract, the Subcontractor shall proceed diligently with the performance of this Subcontract.

ARTICLE XVIII.   CHOICE OF LAW

     In the event it should become necessary to interpret or construe the meaning of any phrase, sentence clause or other provision or requirement of the Subcontract, such interpretation and construction shall be in accordance with the laws and statutes of the Commonwealth of Virginia. Should a question of validity or enforcement of the Subcontract arise, the laws and statutes of the Commonwealth of Virginia shall be applicable to such question.

     Federal Government clauses incorporated by reference, however, shall be interpreted according to the federal common law of Government contracts as enunciated and applied by federal judicial bodies, Boards of Contract Appeals and quasi-judicial agencies of the Federal Government.

ARTICLE XIX.   JURISDICTION

     Each party irrevocably submits to the exclusive jurisdiction of (a) the United States District Court for the Eastern District of Virginia (Alexandria, Virginia), and (b) the Fairfax Circuit Court of the Commonwealth of Virginia, for the purposes of any suit, action or other proceeding arising out of this Agreement. The parties agree to commence any action, suit or proceeding either in the United States District Court for the Eastern District of Virginia (Alexandria, Virginia) or if such suit, action or other proceeding may not be brought for jurisdictional reasons, in the Fairfax Circuit Court of the Commonwealth of Virginia. The parties further agree that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth shall be effective service of process. The parties waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated in these forums. Further, the parties waive and agree not to plead or claim in either forum that any such action, suit or proceeding brought has been brought in an inconvenient forum.

ARTICLE XX.   OMISSIONS AND ERRORS

     The Subcontractor shall, without due delay; rectify all omissions and errors found in deliverables in accordance with FAR 52.246-3, Inspection of Supplies – Cost-Reimbursement, or FAR 52.246-5, Inspection of Service – Cost-Reimbursement.

ARTICLE XXI.   DISSEMINATION OF INFORMATION

     There shall be no dissemination or publication, except within and between LMI and the Subcontractor, of information developed under this Subcontract or contained in the reports to be furnished pursuant to this Subcontract without prior written approval of LMI’s Director of Contracts, or his designee.

     News Releases, Public Announcement, Advertisement or Publicity. Any news releases, public announcement, advertisement or publicity released by the Subcontractor concerning this Subcontract, will be subject to prior approval of LMI, except that this Agreement and its terms may be made known to the Client. Any such publicity shall give due credit to the contribution of each party.

ARTICLE XXII.   CONFIDENTIAL INFORMATION

     During the course of performing this Agreement, the Subcontractor may be given access to information which relates to LMI’s business activities, products, services, technical knowledge, and sponsors all of which are collectively considered Confidential Information. The Subcontractor may use this Confidential Information only for the purpose of providing services to LMI in accordance with this Agreement. The Subcontractor shall not, at any time, use the Confidential Information in any other fashion, form, or manner; provided that “Confidential Information” does not include any information that the Subcontractor can demonstrate:

(a)	is or becomes publicly known through no fault of the Subcontractor;

(b)	is known by the Subcontractor when disclosed by LMI if the Subcontractor does not then have a duty to maintain its confidentiality; or

(c)	is rightfully obtained by the Subcontractor from a third party not obligated to preserve its confidentiality who did not receive the material or information directly or indirectly from LMI.

     The Subcontractor shall protect the confidentiality of the Confidential Information in at least the same manner that it protects the confidentiality of its own proprietary and confidential information, and in any event shall take all reasonable measures to prevent improper disclosure of the Confidential Information or any portion thereof. At LMI’s discretion, the Subcontractor may be required to enter into a separate Non-Disclosure Agreement for the protection of LMI’s Confidential Information.

ARTICLE XXIII.   SECURITY CLASSIFICATION

     Any security requirements in the performance of this Subcontract shall be maintained in accordance with FAR 52.204-02, Security Requirements. The Contract Security Classification (DD254), if applicable, will be provided by attachment and become a part of the terms of the whole agreement. Please refer to the National Industrial Security Program Operating Manual (NISPOM) at http://www.dss.mil/isec/nispom.htm for more information. The security classification for the work to be performed hereunder has been identified as “Unclassified”.

ARTICLE XXIV.   PRIVITY OF CONTRACT

     In order to properly perform and/or execute this agreement, the Subcontractor may require occasional interface with LMI’s Client. However, no privity of contract exists between the Subcontractor and the Client. The Subcontractor may neither take direction from, nor discuss any terms and conditions of this Subcontract, with the Client. The Subcontractor shall promptly notify LMI if at any time the Subcontractor believes the Client is effecting a change to this Subcontract.

ARTICLE XXV.   COMPLIANCE WITH LAWS

     The Subcontractor shall in the performance of the Subcontract, comply with all applicable federal, state and local laws and ordinances, including, but not limited to all rules and orders in effect on the date of this Subcontract. Insofar as relevant, the parties shall likewise comply with all laws and rules of foreign countries that may be applicable.

ARTICLE XXVI.   EXPORT CONTROLS

     Technical data provided, activities undertaken, and articles produced in support of this Subcontract may come under the purview of U.S. export control regulations. Each party must ensure its compliance with all applicable U.S. export regulations.

     Information furnished to the Subcontractor under this Agreement may be controlled for export purposes under the International Traffic in Arms Regulations (ITAR) controlled by the U.S. Department of State or the Export Administration Regulations (EAR) controlled by the U.S. Department of Commerce. ITAR controlled technology may not be exported without prior written authorization and certain EAR technology requires a prior license depending upon its categorization, destination, end-user and end-use.

     Each party is bound by U.S. export statutes and regulations and shall comply with all U.S. export laws.

     By executing this Agreement, each party confirms that: 

● It is a US firm incorporated under US law.

●     Agrees to comply with all applicable U.S. export control laws and regulations, specifically including, but not limited to, the requirements of the Arms Export Control Act, 22 U.S.C. § 2751-2794, the ITAR 22 C.F.R. § 120 et seq.; and the Export Administration Act, 50 U.S.C. app. 2401-2420, including the EAR, 15 C.F.R. § 730-774; including the requirement for obtaining any export license or agreement, if applicable. Without limiting the foregoing, each party agrees that it will not transfer any export controlled item, data, or services, to include transfer to foreign persons (as defined by the ITAR) employed by or associated with, or under contract to the Prime Contractor or Subcontractor or the lower-tier suppliers, without the other party’s prior approval and the authority of an export license, agreement, or applicable exemption or exception.

●     Both parties will immediately notify the other if it is, or becomes, listed in any Denied Parties List or export privileges are otherwise denied, suspended or revoked in whole or in part by any U.S. Government entity or agency.

ARTICLE XXVII.   KEY PERSONNEL

     Key personnel may be specified in the Statement of Work provided under ATTACHMENT A to this Subcontract. Key personnel are individuals whose participation is considered essential to successful performance of the work required under this Subcontract. The Subcontractor agrees to make such key personnel available for the performance of this Subcontract if they are so named.

     Proposed substitutions for the designated key personnel must be submitted at least two (2) weeks in advance of the substitution and must be accompanied by a detailed explanation of the circumstances necessitating the substitution, a resume for the proposed substitute and any other information requested by the LMI Program Manager needed to approve the proposed substitution. All substitutes must have, in the judgment of the LMI Program Manager, the requisite qualifications to perform at an equivalent level to the person being replaced. The LMI Program Manager will notify the LMI Subcontracts Administrator of the decision and the Subcontract will be modified as appropriate.

ARTICLE XXVIII.   GOVERNMENT FURNISHED EQUIPMENT

     LMI will furnish the property identified below to be used in performing the Subcontract. The property is provided on a rent-free and noninterference basis or an equitable adjustment shall be made in the terms of this Subcontract.

NONE

     Prior to receiving GFE, LMI reserves the right to require the Subcontractor to demonstrate to the satisfaction of LMI’s Property Administrator, that it has a satisfactory property control system for tracking and maintaining GFE. All GFE received by the Subcontractor shall be managed in accordance with the requirements of FAR Subpart 45.5, “Management of Government Property in the Possession of Contractors.”

 The Subcontractor agrees to report all GFE in its custody as of September 30 to LMI’s Subcontract Administrator by October 6 of each year. The Subcontractor is also required to report zero end of period balances when no GFE property remains accountable to the Subcontract.

ARTICLE XXIX.   CONTRACTOR FURNISHED EQUIPMENT

     If any Contractor Furnished Equipment (CFE) or information (the title to which is with LMI), is furnished to the Subcontractor at any time during the term of this Subcontract, the Subcontractor assumes the risk of and shall be responsible for any loss thereof or damage thereto. The Subcontractor, in accordance with the provisions of this Subcontract, but in any event upon completion thereof, shall return such equipment/information to LMI in the condition in which it was received except for reasonable wear and tear and except to the extent that such equipment/information has been incorporated into items delivered under this Subcontract, or has been consumed in normal performance of work under this Subcontract.

If Contractor Furnished Equipment (CFE) is not provided, state “none.”

DESCRIPTION	QUANTITY

NONE	0

     Prior to receiving CFE, LMI reserves the right to require the Subcontractor to demonstrate to the satisfaction of LMI Property Administrator, that it has a satisfactory property control system for tracking and maintaining CFE.

ARTICLE XXX.   TITLE TO EQUIPMENT

     The Subcontractor shall not fabricate or acquire under this Subcontract, either directly or indirectly, any item of nonexpendable property without the prior approval of LMI.

 Title to all other direct cost items purchased by the Subcontractor under this Subcontract and charged to LMI, shall vest with LMI.

ARTICLE XXXI.   TECHNICAL DIRECTION

     Performance of the work under this Subcontract shall be subject to the technical direction of LMI’s Project Leader. Such technical direction includes those instructions to the Subcontractor necessary to perform the tasks and deliverables in the Scope of Work issued under this Subcontract. Technical direction shall not include any directions that:

1.	Constitutes an assignment of additional work outside the scope of the Work Statement;

2.	Constitutes a change as defined in ARTICLE XIII. CHANGES, herein;

3.	In any manner causes an increase or decrease in the total price or time required for Subcontract performance;

4.	Changes any of the expressed terms and conditions of this Subcontract.

ARTICLE XXXII.   CONFLICT OF INTEREST

A. GENERAL

 The Subcontractor warrants that there is no conflict of interest with the activities to be performed hereunder and the Subcontractor’s other activities and the Subcontractor shall advise LMI if a conflict of interest arises in the future. In the event a conflict of interest is possible or the appearance of a conflict, the Subcontractor shall notify LMI immediately, but not later than within one (1) business day of such knowledge, and LMI shall make a determination as to whether a conflict of interest exists.

B. ORGANIZATIONAL

     FAR Subpart 9.5 (48 CFR Section 9.5) governs Organizational and Consultant Conflict of Interest. If the Subcontractor is or becomes aware of any conflicts of interest or potential conflicts of interest, the Subcontractor will within one (1) business day inform LMI of those conflicts. When informing LMI of a conflict or potential conflict of interest, the Subcontractor may propose methods of avoiding, neutralizing or mitigating the conflict or potential conflict of interest. Any failure to comply with this section is a material breach.

ARTICLE XXXIII.   COST ACCOUNTING STANDARDS

     This Subcontract is (☐), is not (☒) subject to the Cost Accounting Clause referenced in the General Provisions hereof. If this Subcontract is subject to such clause, the Subcontractor shall comply with all Standards in effect on the date of award or of final agreement on the Subcontract price, as shown on the Subcontractor’s signed Certificate of Current Cost or Pricing Data, whichever is earlier.

     LMI retains the right to adjust the Subcontract price under the CAS clauses and other applicable provisions of this Subcontract if a subsequent final determination of noncompliance is made by the Contracting Officer or DCAA under the Prime Contract.

     The Subcontractor agrees to indemnify and hold LMI harmless to the full extent of any cost or price reduction effected by LMI’s customer, which may result from (i) any certified cost or pricing data submitted by the Subcontractor or its lower tier Subcontractors which is not accurate, current or complete as certified by the Subcontractor; (ii) the failure by the Subcontractor or its lower tier Subcontractors to disclose and consistently follow applicable cost accounting practices and standards or otherwise comply with pertinent parts of the FAR, applicable agency supplements thereto, and regulations promulgated by the Cost Accounting Standards Board.

ARTICLE XXXIV. BANKRUPTCY AND INSOLVENCY

     LMI may terminate this Subcontract for default, in whole or in part, by written or telegraphic notice to the Subcontractor in the event of the occurrence of any of the following:

1.
Insolvent. The Subcontractor shall be deemed insolvent if it has ceased to pay its debts in the ordinary course of business or cannot pay its debts as they become due, whether it has committed an act of bankruptcy or not, and whether insolvent within the meaning of the Federal Bankruptcy Law or not.

2.	Filing of a voluntary petition to have the Subcontractor declared bankrupt.

3.	The execution by the Subcontractor of an assignment for the benefit of creditors.

ARTICLE XXXV.   PROVISIONS

     Under the Provisions of LMI’s Prime Contracts with the U.S. Government, LMI is obligated to pass down to its Subcontractors certain General and/or Special/Supplemental terms and conditions.

A. GENERAL

     The General Provisions applicable to this agreement have been set forth by Attachment to this Subcontract and are comprised of a basic set of Terms & Conditions. Except in those clauses where a right is intended to be reserved to the Government (as in FAR 52.215-2, Audit and Records – Negotiation (Jun 1999)), to provide logical application of said clauses, the word “Government” and “Contracting Officer” shall mean “LMI” and “Subcontracts Administrator” respectively. The word “Contractor” shall mean “Subcontractor”.

B. SPECIAL/SUPPLEMENTAL

     This Subcontract may also be subject to Special/Supplemental Contract Requirements which are flowed down from LMI’s Prime Contracts with various Federal Agencies and the U. S. Postal Service. If such a flow down of Provisions is required, they shall be set forth by Attachment to this Subcontract and incorporated into and become a part of this agreement.

ARTICLE XXXVI.   ORDER OF PRECEDENCE

     This Subcontract shall consist of the Schedule set forth in the body of this document; Attachment A - Statement of Work; Attachment B - Representations and Certifications; Attachment C - General Provisions; and Attachment D - Special/Supplemental Provisions.

     In the event of a conflict of any of the terms of this order, the order of precedence shall be as follows:

a.	The Schedule;

b.	Attachment D - Special/Supplemental Provisions;

c.	Attachment C - General Provisions;

d.	Attachment B - Representations and Certifications;

e.	Attachment A - Statement of Work.

ARTICLE XXXVII.   WHOLE AGREEMENT

 This agreement together with Attachments A, B, C, D, and the DD254, if attached, comprise the entire agreement between LMI and the Subcontractor. No change to the terms and conditions of this Subcontract shall be effective unless approved in writing and signed by LMI and the Subcontractor.

ARTICLE XXXVIII.   SUBCONTRACT CLOSEOUT

     Upon completion of all work and services required by this Subcontract, or upon notification of termination by LMI, the Subcontractor agrees to provide as a condition precedent to final payment under this Subcontract, a release discharging LMI, its officers, agents and employees of and from all liabilities, obligations and claims arising out of or under this Subcontract.

     The Subcontractor shall complete, as a minimum, the following release documents:

a.	Subcontractor’s Release,

b.	Property Closeout Report & Certificate,

c.	Data Closeout Report & Certificate,

d.	DD882 “Report of Inventions and Subcontracts,

e.	Return of Classified Information or Material (if applicable).

     These documents shall be completed and returned to LMI within thirty (30) working days after receipt.

ARTICLE XXXIX.   SUBCONTRACT TERMINATION

     1. The Buyer may terminate this Subcontract for convenience upon thirty (30) days written notice to the Seller. Termination for default may be exercised by the Buyer immediately without notice.

     2. TERMINATION FOR CONVENIENCE. The Buyer shall have the right to terminate this Subcontract in whole or in part for convenience regardless of dollar value in accordance with the provisions of FAR 52.249-6 (Cost Reimbursement) or 52.249-6, Alternate IV (Time and Material or Labor Hour) specifically incorporated herein by reference, modified, however, by deleting paragraph (c) or (d) respectively and further modified by deleting all references to one (1) year as specified in paragraph (d) or (e), substituting therefore the period of six (6) months.

Title to all complete work and work in process under this Subcontract shall pass to the Buyer immediately upon receipt by the Seller of Buyers Notice of Termination, or as otherwise directed by the Buyer.

     3. TERMINATION FOR DEFAULT. LMI may, by written notice of default to the Subcontractor, terminate the whole or any part of this Agreement in any one of the following circumstances: (a) if the Subcontractor fails to make progress in the work so as to endanger performance or (b) if the Subcontractor fails to perform any of the other provisions of this Agreement in accordance with its terms, and in either of these two circumstances does not cure such failure within a period of 10 days (or such longer period as LMI may authorize in writing) after receipt of notice from LMI specifying such failure; or (c) the Subcontractor becomes insolvent or the subject of proceedings under any law relating to bankruptcy or the relief of debtors or admits in writing its inability to pay its debts as they become due.

     If this Agreement is so terminated, the Subcontractor shall submit a final termination settlement proposal to LMI. The Subcontractor shall submit the proposal promptly but no later than six (6) months from the effective date of the termination. If the Subcontractor fails to submit the proposal within the time allowed, LMI may determine the amount, if any, due the Subcontractor because of the termination. The amount will be determined as follows; (a) An amount for direct labor hours determined by multiplying the number of direct labor hours expended before the effective date of termination by the fixed hourly rates, less profit, in ARTICLE IX. PRICE & PAYMENT hereto, less any fixed hourly rate payments already made to the Subcontractor; (b) An amount for material expenses incurred before the effective date of termination, not previously paid to the Subcontractor.

     The Subcontractor shall transfer title and deliver to LMI, in the manner and to the extent requested in writing by LMI at or after termination such complete articles, partially completed articles and materials, parts, tools, dies, patterns, jigs, fixtures, plans, drawings, information and contract rights as the Subcontractor has produced or acquired for the performance of the terminated part of this Agreement, and LMI will pay the Subcontractor the contract price for complete articles delivered to and accepted by LMI and the fair value of the other property of the Subcontractor so requested and delivered.

     The Subcontractor shall continue performance of this Agreement to the extent not terminated. LMI shall have no obligations to the Subcontractor with respect to the terminated part of this Agreement except as herein provided. In case of the Subcontractor’s default, LMI’s rights as set forth herein shall be in addition to LMI’s other rights although not set forth in this Agreement.

     The Subcontractor shall not be liable for damages resulting from default due to causes beyond the Subcontractor’s control and without the Subcontractor’s fault or negligence, provided, however, that if the Subcontractor’s default is caused by the default of its Subcontractor or supplier, such default must arise out of causes beyond the control of both the Subcontractor and its Subcontractor or supplier, and without the fault or negligence of either of them and, provided further, the supplies or services to be furnished by its Subcontractor or supplier were not obtainable from other sources.

ARTICLE XL.   AMERICAN RECOVERY & REINVESTMENT ACT OF 2009

     The following shall apply to all Agreements funded by the American Recovery and Reinvestment Act of 2009 (Act). Notwithstanding any provisions herein to the contrary, failure to comply with the subject requirements shall be considered a material breach of this Agreement and constitute immediate grounds for a termination for default.

     This Subcontract is (☐), is not (☒) subject to the Act.

     If subject to the Act, pursuant to FAR 52.204-11(c) and 52.204-11(d)(10), the Subcontractor is hereby required to report appropriate information, as specified in 52.204-11(d)(10), to LMI’s Subcontracts Administrator no later than the fifth (5) day after the end of each calendar quarter. This information will be made available to the public as required by Section 1512 of the Act.

52.203-15 Whistleblower Protections Under the American Recovery and Reinvestment Act of 2009.
WHISTLEBLOWER PROTECTIONS UNDER THE AMERICAN RECOVERY AND REINVESTMENT ACT OF 2009 (JUN 2010)

(a) The Contractor and Subcontractor shall post notice of employees rights and remedies for whistleblower protections provided under section 1553 of the American Recovery and Reinvestment Act of 2009 (Pub. L. 111-5)(Recovery Act).

(b) The Contractor shall include the substance of this clause including this paragraph (b) in all Subcontracts that are funded in whole or in part with Recovery Act funds.

52.204-11 American Recovery and Reinvestment Act-Reporting Requirements.
AMERICAN RECOVERY AND REINVESTMENT ACT-REPORTING REQUIREMENTS (JUL 2010)

For updated definitions as they are revised and related to this clause (e.g., Contract, First-tier Subcontract, total compensation etc...) please see the Frequently Asked Questions (FAQs) available at http://www.whitehouse.gov/omb/recovery_faqs_contractors. These FAQs are also linked under http://www.FederalReporting.gov.

(a) Definitions. As used in this c1ause-

“Contract” as defined in FAR 2.101, means a mutually binding legal relationship obligating the seller to furnish the supplies or services (including construction) and the buyer to pay for them. It includes all types of commitments that obligate the Government to an expenditure of appropriated funds and that, except as otherwise authorized, are in writing. In addition to bilateral instruments, contracts include (but are not limited to) awards and notices of awards; job orders or task letters issued under basic ordering agreements; letter contracts; orders, such as purchase orders, under which the contract becomes effective by written acceptance or performance; and bilateral contract modifications. Contracts do not include grants and cooperative agreements covered by 31 U.S.C. 6301, et seq. For discussion of various types of contracts, see FAR Part 16.

 “Executive” means officers, managing partners, or any other employees in management positions. “

First-tier Subcontract” means a Subcontract awarded directly by a Federal Government Prime Contractor whose Contract is funded by the Recovery Act, to furnish supplies or services (including construction) for performance of a Prime Contract, but excludes supplier agreements with vendors, such as long-term arrangements for materials or supplies that would normally be applied to a Contractor’s general and administrative expenses or indirect cost.

“Job Created” means those new positions created and filled, or previously existing unfilled positions that are filled, as a result of funding by the American Recovery and Reinvestment Act of 2009 (Recovery Act). This definition covers only positions established in the United States and outlying areas (see definition in FAR 2.101). The term does not include indirect jobs or induced jobs. The definition applies to Prime Contractor positions and First-tier Subcontractor positions where the Subcontract is $25,000 or more. The number shall be expressed as “full-time equivalent” (FTE), calculated quarterly as all hours worked and funded by the Recovery Act divided by the total number of hours in a full-time schedule, as defined by the Contractor (or First-tier Subcontractor). For instance, two full-time employees and one part-time employee working half days would be reported as 2.5 FTE in each calendar quarter.

“Job Retained” means those existing filled positions that are funded by the American Recovery and Reinvestment Act of 2009 (Recovery Act). This definition covers only positions established in the United States and outlying areas (see definition in FAR 2.101). The term does not include indirect jobs or induced jobs. The definition applies to Prime Contractor positions and First-tier Subcontractor positions where the Subcontract is $25,000 or more. The number shall be expressed as “full-time equivalent” (FTE), calculated quarterly as all hours worked and funded by the Recovery Act divided by the total number of hours in a full-time schedule, as defined by the Contractor (or First-tier Subcontractor). For instance, two full-time employees and one part-time employee working half days would be reported as 2.5 FTE in each calendar quarter.

“Total compensation” means the cash and noncash dollar value earned by the executive during the Contractor’s preceding completed fiscal year and includes the following (for more information see 17 CFR 229.402(c)(2)):

(1) Salary and bonus.

(2) Awards of stock, stock options, and stock appreciation rights. Use the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with the Statement of Financial Accounting Standards No. 123 (Revised 2004) (FAS l23R), Shared Based Payments.

(3) Earnings for services under non-equity incentive plans. Does not include group life, health, hospitalization or medical reimbursement plans that do not discriminate in favor of executives, and are available generally to all salaried employees.

(4) Change in pension value. This is the change in present value of defined benefit and actuarial pension plans.

(5) Above-market earnings on deferred compensation which is not tax-qualified.

(6) Other compensation. For example, if the aggregate value of all such other compensation (e.g., severance, termination payments, value of life insurance paid on behalf of the employee, perquisites or property) for the executive exceeds $10,000.

(b) This Contract requires the Contractor to provide products and/or services that are funded under the American Recovery and Reinvestment Act of 2009 (Recovery Act). Section 1512(c) of the Recovery Act requires each Contractor to report on its use of Recovery Act funds under this Contract. These reports will be made available to the public.

(c) Reports from the Contractor for all work funded, in whole or in part, by the Recovery Act, are due no later than the 10th day following the end of each calendar quarter. The Contractor shall review the Frequently Asked Questions (FAQs) for Federal Contractors before each reporting cycle and prior to submitting each quarterly report as the FAQs may be updated from time-to-time. The first report is due no later than the 10th day after the end of the calendar quarter in which the Contractor received the award. Thereafter, reports shall be submitted no later than the 10th day after the end of each calendar quarter. For information on when the Contractor shall submit its final report, see
http://www.whitehouse.gov/omb/recovery_faqs_contractors.

(d) The Contractor shall report the following information, using the online reporting tool available at www.FederalReporting.gov.

(1) The Government Contract and order number, as applicable.

(2) The amount of Recovery Act funds invoiced by the Contractor for the reporting period. A cumulative amount from all the reports submitted for this action will be maintained by the Government’s on-line reporting tool.

(3) A list of all significant services performed or supplies delivered, including construction, for which the Contractor invoiced in this calendar quarter.

(4) Program or project title, if any.

(5) A description of the overall purpose and expected outcomes or results of the Contract, including significant deliverables and, if appropriate, associated units of measure.

(6) An assessment of the Contractor’s progress towards the completion of the overall purpose and expected outcomes or results of the Contract (i.e., not started, less than 50 percent completed, completed 50 percent or more, or fully completed). This covers the Contract (or portion thereof) funded by the Recovery Act.

(7) A narrative description of the employment impact of work funded by the Recovery Act. This narrative should be cumulative for each calendar quarter and address the impact on the Contractor’s and First-tier Subcontractors’ workforce for all First-tier Subcontracts valued at $25,000 or more. At a minimum, the Contractor shall provide-

(i) A brief description of the types of jobs created and jobs retained in the United States and outlying areas (see definition in FAR 2.101). This description may rely on job titles, broader labor categories, or the Contractor’s existing practice for describing jobs as long as the terms used are widely understood and describe the general nature of the work; and

(ii) An estimate of the number of jobs created and jobs retained by the Prime Contractor and all First-tier Subcontracts valued at $25,000 or more, in the United States and outlying areas. A job cannot be reported as both created and retained. See an example of how to calculate the number of jobs at http://www.whitehouse.gov/omb/recovery_faqs_contractors.

(8) Names and total compensation of each of the five most highly compensated officers of the Contractor for the calendar year in which the Contract is awarded if-

(i) In the Contractor’s preceding fiscal year, the Contractor received-

(A) 80 percent or more of its annual gross revenues from Federal Contracts (and Subcontracts), loans, grants (and subgrants) and cooperative agreements; and

(B) $25,000,000 or more of annual gross revenues from Federal Contracts (and Subcontracts), loans, grants (and subgrants) and cooperative agreements; and

(ii) The public does not have access to information about the compensation of the senior executives through periodic reports filed under section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a), 78o(d)) or section 6104 of the Internal Revenue Code of 1986.

(9) For Subcontracts valued at less than $25,000 or any Subcontracts awarded to an individual, or Subcontracts awarded to a Subcontractor that in the previous tax year had gross income under $300,000, the Contractor shall only report the aggregate number of such First-tier Subcontracts awarded in the quarter and their aggregate total dollar amount.

(10) For any First-tier Subcontract funded in whole or in part under the Recovery Act, that is valued at $25,000 or more and not subject to reporting under paragraph 9, the Contractor shall require the Subcontractor to provide the information described in paragraphs (d)(10)(i), (ix), (x), (xi), and (xii) of this section to the Contractor for the purposes of the quarterly report. The Contractor shall advise the Subcontractor that the information will be made available to the public as required by section 1512 of the Recovery Act. The Contractor shall provide detailed information on these First-tier Subcontracts as follows:

(i) Unique identifier (DUNS Number) for the Subcontractor receiving the award and for the Subcontractors parent company, if the Subcontractor has a parent company.

(ii) Name of the Subcontractor.

(iii) Amount of the Subcontract award.

(iv) Date of the Subcontract award.

(v) The applicable North American Industry Classification System (NAICS) code.

(vi) Funding agency.

(vii) A description of the products or services (including construction) being provided under the Subcontract, including the overall purpose and expected outcomes or results of the Subcontract.

(viii) Subcontract number (the Contract number assigned by the Prime Contractor).

(ix) Subcontractor’s physical address including street address, city, State, and country. Also include the nine-digit zip code and congressional district if applicable.

(x) Subcontract primary performance location including street address, city, state, and country. Also include the nine digit zip code and congressional district if applicable.

(xi) Names and total compensation of each of the Subcontractor’s five most highly compensated officers, for the calendar year in which the Subcontract is awarded if-

(A) In the Subcontractor’s preceding fiscal year, the Subcontractor received-

(1) 80 percent or more of its annual gross revenues in Federal Contracts (and Subcontracts), loans, grants (and subgrants), and cooperative agreements; and

(2) $25,000,000 or more in annual gross revenues from Federal Contracts (and Subcontracts), loans, grants (and subgrants), and cooperative agreements; and

(B) The public does not have access to information about the compensation of the senior executives through periodic reports filed under section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a), 78o(d)) or section 6104 of the Internal Revenue Code of 1986.

(xii) A narrative description of the employment impact of work funded by the Recovery Act. This narrative should be cumulative for each calendar quarter and address the impact on the Subcontractor’s workforce. At a minimum, the Subcontractor shall provide-

(A) A brief description of the types of jobs created and jobs retained in the United States and outlying areas (see definition in FAR 2.101). This description may rely on job titles, broader labor categories, or the Subcontractor’s existing practice for describing jobs as long as the terms used are widely understood and describe the general nature of the work; and

(B) An estimate of the number of jobs created and jobs retained by the Subcontractor in the United States and outlying areas. A job cannot be reported as both created and retained. See an example of how to calculate the number of jobs at http://www.whitehouse.gov/omb/recovery_faqs_contractors.

(End of clause)

52.215-2 Audit and Records-Negotiation.
AUDITS AND RECORDS-NEGOTIATION (MAR 2009)

(a) As used in this clause, “records” includes books, documents, accounting procedures and practices, and other data, regardless of type and regardless of whether such items are in written form, in the form of computer data, or in any other form.

(b) Examination of costs. If this is a cost-reimbursement, incentive, time-and-materials, labor-hour, or price redeterminable Contract, or any combination of these, the Contractor shall maintain and the Contracting Officer, or an authorized representative of the Contracting Officer, shall have the right to examine and audit all records and other evidence sufficient to reflect properly all costs claimed to have been incurred or anticipated to be incurred directly or indirectly in performance of this Contract. This right of examination shall include inspection at all reasonable times of the Contractor’s plants, or parts of them, engaged in performing the Contract.

(c) Cost or pricing data. If the Contractor has been required to submit cost or pricing data in connection with any pricing action relating to this Contract, the Contracting Officer, or an authorized representative of the Contracting Officer, in order to evaluate the accuracy, completeness, and currency of the cost or pricing data, shall have the right to examine and audit all of the Contractor’s records, including computations and projections, related to-

(1) The proposal for the Contract, Subcontract, or modification;

(2) The discussions conducted on the proposal(s), including those related to negotiating;

(3) Pricing of the Contract, Subcontract, or modification; or

(4) Performance of the Contract, Subcontract, or modification.

(d) Comptroller General or Inspector General. (1) The Comptroller General of the United States, an appropriate Inspector General appointed under section 3 or 8G of the Inspector General Act of 1978 (5 U.S.C. App.), or an authorized representative of either of the foregoing officials, shall have access to and the right to-

(i) Examine any of the Contractor’s or any Subcontractor’s records that pertain to and involve transactions relating to this Contract or a Subcontract hereunder; and

(ii) Interview any officer or employee regarding such transactions.

(2) This paragraph may not be construed to require the Contractor or Subcontractor to create or maintain any record that the Contractor or Subcontractor does not maintain in the ordinary course of business or pursuant to a provision of law.

(e) Reports. If the Contractor is required to furnish cost, funding, or performance reports, the Contracting Officer or an authorized representative of the Contracting Officer shall have the right to examine and audit the supporting records and materials, for the purpose of evaluating-

(1) The effectiveness of the Contractor’s policies and procedures to produce data compatible with the objectives of these reports; and

(2) The data reported.

(f) Availability. The Contractor shall make available to its office at all reasonable times the records, materials, and other evidence described in paragraphs (a), (b), (c), (d), and (e) of this clause, for examination, audit or reproduction, until 3 years after final payment under this Contract or for any shorter period specified in Subpart 4.7, Contractor Records Retention, of the Federal Acquisition Regulation (FAR), or for any longer period required by statute or by other clauses of this Contract. In addition-

(1) If this Contract is completely or partially terminated, the Contractor shall make available the records relating to the work terminated until 3 years after any resulting final termination settlement; and

(2) The Contractor shall make available records relating to appeals under the Disputes c1ause or to litigation or the settlement of claims arising under or relating to this Contract until such appeals, litigation, or claims are finally resolved.

(g)(1) Except as provided in paragraph (g)(2) or this clause, the Contractor shall insert a clause containing all the terms of this clause, including this paragraph (g), in all Subcontracts under this Contract. The clause may be altered only as necessary to identify properly the contracting parties and the Contracting Officer under the Government Prime Contract.

(2) The authority of the Inspector General under paragraph (d)(1)(ii) of this clause does not flow down to Subcontracts.

ARTICLE XLI.   CODE OF BUSINESS ETHICS: MANDATORY DISCLOSURE

     If this Agreement exceeds $5 million in value and 120 days in duration, this Agreement hereby incorporates FAR 52.203-13. Accordingly, the Subcontractor hereby understands and warrants that it shall timely disclose, in writing, to the agency’s Office of Inspector General, with a copy to the Contracting Officer, whenever, in connection with the award, performance or closeout of this Subcontract, the Subcontractor has credible evidence that a principal, employee, agent, or the subcontractor has committed: (a) violation of Federal criminal law involving fraud, conflict of interest, bribery, or gratuity violations found in Title 18 of the U.S. Code; or (b) violation of the civil False Claims Act (31 U.S.C. 3729-3733). Additionally, the Subcontractor hereby warrants that it is, or will be within the timeframes established in FAR 52.203-13, in compliance with the business code of ethics, internal control system and business ethics awareness and compliance program requirements of FAR 2.203-13.

     Notwithstanding any provisions herein to the contrary, failure to satisfy any of the aforementioned conditions shall be considered a material breach of this Agreement and constitute immediate grounds for a termination for default.

ARTICLE XLII.   SUSPENSION AND DEBARMENT

     This Agreement incorporates FAR 9.406-2(b)(1)(vi) and 9.407-2(a)(8). Accordingly, the Subcontractor hereby understands and warrants that it can be suspended and/or debarred for a knowing failure by a principal of the Subcontractor, until 3 years after final payment on this Subcontract, to timely disclose to the Government, in connection with the award, performance or closeout of this Subcontract, credible evidence of: (a) violation of Federal criminal law involving fraud, conflict of interest, bribery, or gratuity violations found in Title 18 of the U.S. Code; (b) violation of the civil False Claims Act (31 U.S.C. 3729-3733); or (c) significant overpayment(s) on the Subcontract, other than overpayments resulting from contract financing payments as defined in 32.001.

     Notwithstanding any provisions herein to the contrary, failure to satisfy any of the aforementioned conditions shall be considered a material breach of this Agreement and constitute immediate grounds for a termination for default.

ARTICLE XLIII.   FORCE MAJEURE

     Neither party shall be responsible for any failure to comply with, or for any delay in performance of the terms of this Agreement, where such failure or delay arises from: acts of God, acts of the Government in its sovereign (and not contractual) capacity, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, delays by the government in processing required U.S. export control authorizations, unusually severe weather, shortages of supplies or materials where such supplies or materials were unobtainable from an alternate source, acts of war or terrorism, or domestic unrest.

     In all such events where performance is delayed or prevented, the affected party shall nonetheless exert reasonable and diligent efforts to remove said causes and resume performance hereunder.

ARTICLE XLIV.   EMPLOYMENT ELIGIBILITY VERIFICATION

     Under the terms of this Agreement, the Subcontractor must comply with the provisions of FAR 52.222-54, Employment Eligibility Verification (Jan 2009) in the performance of this effort. Unless specified otherwise, for the purposes of Sections (b) and (d), the term “Contractor” shall mean Subcontractor and the term “Contract” shall mean “Subcontract Agreement”.

(a) Definitions. As used in this clause-

“Commercially available off-the-shelf (COTS) item”-

(1) Means any item of supply that is-

(i) A commercial item (as defined in paragraph (1) of the definition at 2.101);

(ii) Sold in substantial quantities in the commercial marketplace; and

(iii) Offered to the Government, without modification, in the same form in which it is sold in the commercial marketplace; and

(2) Does not include bulk cargo, as defined in section 3 of the Shipping Act of 1984 (46 U.S.C. App. 1702), such as agricultural products and petroleum products. Per 46 CFR 525.1 (c)(2), “bulk cargo” means cargo that is loaded and carried in bulk onboard ship without mark or count, in a loose unpackaged form, having homogenous characteristics. Bulk cargo loaded into intermodal equipment, except LASH or Seabee barges, is subject to mark and count and, therefore, ceases to be bulk cargo.

“Employee assigned to the Contract” means an employee who was hired after November 6, 1986, who is directly performing work, in the United States, under a Contract that is required to include the clause prescribed at 22.1803. An employee is not considered to be directly performing work under a Contract if the employee-

(1) Normally performs support work, such as indirect or overhead functions; and

(2) Does not perform any substantial duties applicable to the Contract.

“Subcontract” means any contract, as defined in 2.101, entered into by a Subcontractor to furnish supplies or services for performance of a Prime Contract or a Subcontract. It includes but is not limited to purchase orders, and changes and modifications to purchase orders.

“Subcontractor” means any supplier, distributor, vendor, or firm that furnishes supplies or services to or for a Prime Contractor or another Subcontractor.

“United States”, as defined in 8 U.S.C. 1101(a)(38), means the 50 States, the District of Columbia, Puerto Rico, Guam, and the U.S. Virgin Islands.

(b) Enrollment and verification requirements.

(1) If the Contractor is not enrolled as a Federal Contractor in E-Verify at time of Contract award, the Contractor shall-

(i) Enroll. Enroll as a Federal Contractor in the E-Verify program within 30 calendar days of Contract award;

(ii) Verify all new employees. Within 90 calendar days of enrollment in the E-Verify program, begin to use E-Verify to initiate verification of employment eligibility of all new hires of the Contractor, who are working in the United States, whether or not assigned to the Contract, within 3 business days after the date of hire (but see paragraph (b)(3) of this section); and

(iii) Verify employees assigned to the Contract. For each employee assigned to the Contract, initiate verification within 90 calendar days after date of enrollment or within 30 calendar days of the employee’s assignment to the Contract, whichever date is later (but see paragraph (b)(4) of this section).

(2) If the Contractor is enrolled as a Federal Contractor in E-Verify at time of contract award, the Contractor shall use E-Verify to initiate verification of employment eligibility of-

(i) All new employees.

(A) Enrolled 90 calendar days or more. The Contractor shall initiate verification of all new hires of the Contractor, who are working in the United States, whether or not assigned to the Contract, within 3 business days after the date of hire (but see paragraph (b)(3) of this section); or

(B) Enrolled less than 90 calendar days. Within 90 calendar days after enrollment as a Federal Contractor in E-Verify, the Contractor shall initiate verification of all new hires of the Contractor, who are working in the United States, whether or not assigned to the Contract, within 3 business days after the date of hire (but see paragraph (b)(3) of this section); or

(ii) Employees assigned to the Contract. For each employee assigned to the Contract, the Contractor shall initiate verification within 90 calendar days after date of Contract award or within 30 days after assignment to the Contract, whichever date is later (but see paragraph (b)(4) of this section).

(3) If the Contractor is an institution of higher education (as defined at 20 U.S.C. 1001(a)); a State or local Government or the Government of a Federally recognized Indian tribe; or a surety performing under a takeover agreement entered into with a Federal agency pursuant to a performance bond, the Contractor may choose to verify only employees assigned to the Contract, whether existing employees or new hires. The Contractor shall follow the applicable verification requirements at (b)(1) or (b)(2) respectively, except that any requirement for verification of new employees applies only to new employees assigned to the Contract.

(4) Option to verify employment eligibility of all employees. The Contractor may elect to verify all existing employees hired after November 6, 1986, rather than just those employees assigned to the Contract. The Contractor shall initiate verification for each existing employee working in the United States who was hired after November 6, 1986, within 180 calendar days of-

(i) Enrollment in the E-Verify program; or

(ii) Notification to E-Verify Operations of the Contractor’s decision to exercise this option, using the contact information provided in the E-Verify program Memorandum of Understanding (MOU).

(5) The Contractor shall comply, for the period of performance of this Contract, with the requirements of the E-Verify program MOU.

(i) The Department of Homeland Security (DHS) or the Social Security Administration (SSA) may terminate the Contractor’s MOU and deny access to the E-Verify system in accordance with the terms of the MOU. In such case, the Contractor will be referred to a suspension or debarment official.

(ii) During the period between termination of the MOU and a decision by the suspension or debarment official whether to suspend or debar, the Contractor is excused from its obligations under paragraph (b) of this clause. If the suspension or debarment official determines not to suspend or debar the Contractor, then the Contractor must reenroll in E-Verify.

(c) Web site. Information on registration for and use of the E-Verify program can be obtained via the Internet at the Department of Homeland Security Web site: http://www.dhs.gov/E-Verify.

(d) Individuals previously verified. The Contractor is not required by this clause to perform additional employment verification using E-Verify for any employee-

(1) Whose employment eligibility was previously verified by the Contractor through the E-Verify program;

(2) Who has been granted and holds an active U.S. Government security clearance for access to confidential, secret, or top secret information in accordance with the National Industrial Security Program Operating Manual; or

(3) Who has undergone a completed background investigation and been issued credentials pursuant to Homeland Security Presidential Directive (HSPD)-12, Policy for a Common Identification Standard for Federal Employees and Contractors.

(e) Subcontracts. The Contractor shall include the requirements of this clause, including this paragraph (e) (appropriately modified for identification of the parties), in each Subcontract that-

(1) Is for-

(i) Commercial or noncommercial services (except for commercial services that are part of the purchase of a COTS item (or an item that would be a COTS item, but for minor modifications), performed by the COTS provider, and are normally provided for that COTS item); or

(ii) Construction;

(2) Has a value of more than $3,000; and

(3) Includes work performed in the United States.

ARTICLE XLV.   USE OF MANDATORY ARBITRATION AGREEMENTS

     Additional Requirements and Responsibilities Restriction the Use of Mandatory Arbitration Agreements (Deviation) (Feb 2010).

(a) Definitions. As used in this clause-

“Covered Subcontract,” as used in this clause, means any Subcontract, except a Subcontract for the acquisition of commercial items or commercially available off-the-shelf items, that is in excess of $1 million and uses Fiscal Year 2010 funds.

(b) The Contractor-

(1) Agrees not to-

(i) Enter into any agreement with any of its employees or independent contractors that requires, as a condition of employment, that the employee or independent contractor agree to resolve through arbitration any claim under title VII of the Civil Rights Act of 1964 or any tort related to or arising out of sexual assault or harassment, including assault and battery, intentional infliction of emotional distress, false imprisonment, or negligent hiring, supervision, or retention; or

(ii) Take any action to enforce any provision of an existing agreement with an employee or independent contractor that mandates that the employee or independent contractor resolve through arbitration any claim under title VII of the Civil Rights Act of 1964 or any tort related to or arising out of sexual assault or harassment, including assault and battery, intentional infliction of emotional distress, false imprisonment, or negligent hiring, supervision, or retention; and

(2) Certifies, by signature of the contract, for contracts awarded after June 17, 2010 that it requires each covered Subcontractor to agree not to enter into, and not to take any action to enforce any provision of any agreements, as described in paragraph (b)(1) of this clause, with respect to any employee or independent contractor performing work related to such Subcontract.

(c) The prohibitions of this clause do not apply with respect to a Contractor’s or Subcontractor’s agreements with employees or independent contractors that may not be enforced in a court of the United States.

(d) The Secretary of Defense may waive the applicability of the restrictions of paragraph (b) to the Contractor or a particular Subcontractor for the purposes of the Contract or a particular Subcontract if the Secretary or the Deputy Secretary personally determines that the waiver is necessary to avoid harm to national security interests of the United States, and that the term of the Contract or Subcontract is not longer that necessary to avoid such harm. This determination will be made public not less that 15 business days before the Contract or Subcontract addressed in the determination may be awarded.

ARTICLE XLVI.   COMPLIANCE WITH 29 CFR PART 471, APPENDIX A, SUBPART A

     Effective June 19, 2010, Federal Contractors and their Subcontractors are required to post notices informing their employees of their rights under the National Labor Relations Act (NLRA). The notice to employees, required by the new regulation, informs employees about their rights under the NLRA to form, join and assist a union, and to bargain collectively with their employer. The notice provides examples of unlawful employer and union conduct that interferes with those rights and indicates how employees can contact the National Labor Relations Board, the Federal agency that enforces those rights, with questions or to file complaints. Contractors and Subcontractors must post the employee notice conspicuously in and around their plants and offices so that it is prominent and readily seen by employees who are covered by the NLRA and who engage in Contract related activity.

     The poster can be found at http://www.dol.gov/olms/regs/compliance/EO13496.htm.

     Contractors and Subcontractors that violate the Labor Department’s regulations requiring employee notification of these rights may be subject to sanctions, including suspension or cancellation of the Contract.

ARTICLE XLVII.   FEDERAL FUNDING ACCOUNTABILITY & TRANSPARENCY ACT

     The intent of the Federal Funding Accountability and Transparency Act (FFATA) of 2006 (Pub. L. 109-282) as amended by Section 6202 of the Government Funding Transparency Act of 2008 (Pub. L. 110-252) is to empower every American with the ability to hold the Government accountable for each spending decision. The end result is to reduce wasteful spending in the Government. The FFATA legislation requires information on federal awards (federal financial assistance and expenditures) be made available to the public via a single, searchable website, which is www.USASpending.gov.

     If subject to the Act, pursuant to FAR 52.204-10(c)(1) and 52.204-10(d)(2), and the phased-in reporting schedule outlined under FAR 52.204-10(e)(1), (2), and (3); the Subcontractor is hereby required to report appropriate information, as specified in 52.204-10(c)(1) and (c)(3), to LMI’s Subcontracts Administrator no later than the due date specified in the LMI provided FFATA reporting form.

     Notwithstanding any provisions herein to the contrary, failure to comply with the subject requirements shall be considered a material breach of this Agreement and constitute immediate grounds for a termination for default.

     52.204-10 Reporting Executive Compensation and First-Tier Subcontract Awards.
REPORTING EXECUTIVE COMPENSATION AND FIRST-TIER SUBCONTRACT AWARDS (JUL 2010)

(a) Definitions. As used in this c1ause-

“Executive” means officers, managing partners, or any other employees in management positions.

“First-tier Subcontract” means a Subcontract awarded directly by a Contractor to furnish supplies or services (including construction) for performance of a Prime Contract, but excludes supplier agreements with vendors, such as long-term arrangements for materials or supplies that would normally be applied to a Contractor’s general and administrative expenses or indirect cost.

“Contract” as defined in FAR 2.101, means a mutually binding legal relationship obligating the seller to furnish the supplies or services (including construction) and the buyer to pay for them. It includes all types of commitments that obligate the Government to an expenditure of appropriated funds and that, except as otherwise authorized, are in writing. In addition to bilateral instruments, contracts include (but are not limited to) awards and notices of awards; job orders or task letters issued under basic ordering agreements; letter contracts; orders, such as purchase orders, under which the contract becomes effective by written acceptance or performance; and bilateral contract modifications. Contracts do not include grants and cooperative agreements covered by 31 U.S.C. 6301, et seq. For discussion of various types of contracts, see FAR Part 16.

“Total compensation” means the cash and noncash dollar value earned by the executive during the Contractor’s preceding completed fiscal year and includes the following (for more information see 17 CFR 229.402(c)(2)):

(1) Salary and bonus.

(2) Awards of stock, stock options, and stock appreciation rights. Use the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with the Statement of Financial Accounting Standards No. 123 (Revised 2004) (FAS l23R), Shared Based Payments.

(3) Earnings for services under non-equity incentive plans. This does not include group life, health, hospitalization or medical reimbursement plans that do not discriminate in favor of executives, and are available generally to all salaried employees.

(4) Change in pension value. This is the change in present value of defined benefit and actuarial pension plans.

(5) Above-market earnings on deferred compensation which is not tax-qualified.

(6) Other compensation, if the aggregate value of all such other compensation (e.g., severance, termination payments, value of life insurance paid on behalf of the employee, perquisites or property) for the executive exceeds $10,000.

(b) Section 2(d)(2) of the Federal Funding Accountability and Transparency Act of 2006 (Pub. L. 109-282), as amended by section 6202 of the Government Funding Transparency Act of 2008 (Pub. L. 110-252), requires the Contractor to report information on Subcontract awards. The law requires all reported information be made public; therefore, the Contractor is responsible for notifying its Subcontractors that the required information will be made public.

(c)(1) Unless otherwise directed by the Contracting Officer, by the end of the month following the month of award of a First-tier Subcontract with a value of $25,000 or more, (and any modifications to these Subcontracts that change previously reported data), the Contractor shall report the following information at http://www.fsrs.gov for each First-tier Subcontract. (The Contractor shall follow the instructions at http://www.fsrs.gov to report the data.)

(i) Unique identifier (DUNS Number) for the Subcontractor receiving the award and for the Subcontractors parent company, if the Subcontractor has a parent company.
(ii) Name of the Subcontractor.
(iii) Amount of the Subcontract award.

(iv) Date of the Subcontract award.
(v) A description of the products or services (including construction) being provided under the subcontract, including the overall purpose and expected outcomes or results of the Subcontract.
(vi) Subcontract number (the Subcontract number assigned by the Contractor).
(vii) Subcontractor’s physical address including street address, city, state, and country. Also include the nine-digit zip code and congressional district.
(viii) Subcontractor’s primary performance location including street address, city, state, and country. Also include the nine-digit zip code and congressional district.
(ix) The Prime Contract number and order number (if applicable).
(x) Awarding agency name and code.
(xi) Funding agency name and code.
(xii) Government contracting office code.
(xiii) Treasury account symbol (TAS) as reported in FPDS.
(xiv) The applicable North American Industry Classification System code (NAICS).

(2) By the end of the month following the month of a Contract award, and annually thereafter, the Contractor shall report the names and total compensation of each of the five most highly compensated executives for the Contractor’s preceding completed fiscal year at http://www.ccr.gov, if-

(i) In the Contractor’s preceding fiscal year, the Contractor received-

(A) 80 percent or more of its annual gross revenues from Federal Contracts (and Subcontracts), loans, grants (and subgrants) and cooperative agreements; and

(B) $25,000,000 or more in annual gross revenues from Federal Contracts (and Subcontracts), loans, grants (and subgrants) and cooperative agreements; and

(ii) The public does not have access to information about the compensation of the executives through periodic reports filed under section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a), 78o(d)) or section 6104 of the Internal Revenue Code of 1986. (To determine if the public has access to the compensation information, see the U.S. Security and Exchange Commission total compensation filings at http://www.sec.gov/answers/execomp.htm.)

(3) Unless otherwise directed by the Contracting Officer, by the end of the month following the month of a First-tier Subcontract with a value of $25,000 or more, and annually thereafter, the Contractor shall report the names and total compensation of each of the five most highly compensated executives for each First-tier Subcontractor for the Subcontractor’s preceding completed fiscal year at http://www.fsrs.gov, if-

(i) In the Subcontractor’s preceding fiscal year, the Subcontractor received—

(A) 80 percent or more of its annual gross revenues from Federal Contracts (and Subcontracts), loans, grants (and subgrants) and cooperative agreements; and

(B) $25,000,000 or more in annual gross revenues from Federal Contracts (and Subcontracts), loans, grants (and subgrants) and cooperative agreements; and

(ii) The public does not have access to information about the compensation of the executives through periodic reports filed under section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a), 78o(d)) or section 6104 of the Internal Revenue Code of 1986. (To determine if the public has access to the compensation information, see the U.S. Security and Exchange Commission total compensation filings at http://www.sec.gov/answers/execomp.htm.)

(d)(1) If the Contractor in the previous tax year had gross income, from all sources, under $300,000, the Contractor is exempt from the requirement to report Subcontractor awards.

(2) If a Subcontractor in the previous tax year had gross income from all sources under $300,000, the Contractor does not need to report awards to that Subcontractor.

(e) Phase-in of reporting of Subcontracts of $25,000 or more.

(1) Until September 30, 2010, any newly awarded Subcontract must be reported if the Prime Contract award amount was $20,000,000 or more.

(2) From October 1, 2010, until February 28, 2011, any newly awarded Subcontract must be reported if the Prime Contract award amount was $550,000 or more.

(3) Starting March 1, 2011, any newly awarded Subcontract must be reported if the Prime Contract award amount was $25,000 or more.

IN WITNESS WHEREOF, the parties hereto have executed this contract as indicated below:

Logistics Management Institute	Applied DNA Sciences, Inc.

/s/ Julie A. Wagoner	/s/ Kurt Jensen
By: Julie A. Wagoner	By: Kurt Jensen

Supervisor, Subcontracts & Purchasing	Chief Financial Officer
Title	Title

May 26, 2011	June 2, 2011
Date	Date

ATTACHMENT A

STATEMENT OF WORK

FROM

PRIME CONTRACT

xxx

ATTACHMENT B

REPRESENTATIONS & CERTIFICATIONS

REPRESENTATIONS AND CERTIFICATIONS

Under the Government’s procurement acquisition regulations, it is necessary that vendors certify that they comply with certain Government policies prior to award of an order funded under a Government prime contract. In this regard, since your company is being considered as a potential supplier to the Logistics Management Institute under a Government funded prime contract, it is necessary that you complete, date, sign (by an authorized representative), and return the Representations and Certifications as part of your proposal.

The Government requires that these Representations and Certifications be completed prior to award. In accordance with this policy, no Purchase Orders/Subcontracts may be issued to your company for products or services which will be used in the performance of our Government prime contracts prior to the return of these Representations and Certifications.

Instructions
The representations and certifications are arranged in four (4) parts. Based on the amount of your offer, complete the following and sign the signature page:

$10,000 to $99,999	Complete Section I
$100,000 to $499,999	Complete Section I and II.
$500,000 or above	Complete the entire document
The Offeror represents and certifies as part of its offer that:

SECTION I

1.           Taxpayer Identification (FAR 52.204-3) (Oct 1998)

All offerors must submit the information required in paragraphs (a) though (c) of this provision to comply with debt collection requirements of 31 U.S.C. 7701(c) and 3325 (d), reporting requirements of 26 U.S.C. 6041, 6041 A, and 6050M, and implementing regulations issued by the IRS. If the resulting contract is subject to the payment reporting requirements described in Federal Acquisition Regulation (FAR) 4.904, the failure or refusal by the offeror to furnish the information may result in a 31 percent reduction of payments otherwise due under the contract.

The TIN may be used by the Government to collect and report on any delinquent amounts arising out of the offerors relationship with the Government (31 U.S.C. 7701(c)(3)). If the resulting contract is subject to the payment reporting requirements as described in FAR 4.904, the TIN provided hereunder may be matched with IRS records to verify the accuracy of the offeror’s TIN.

The offeror by checking the appropriate box below, represents the following:

(a) Taxpayer Identification Number (TIN)

	☒	TIN: 59-2262718
	☐	TIN has been applied for.
	☐	TIN is not required because:,________________________________________
☐
Offeror is a nonresident alien, foreign corporation, or foreign partnership that does not have income effectively connected with the conduct of a trade or business in the United States and does not have an office of place of business or a fiscal paying agent in the United States;

	☐	Offeror is an agency or instrumentality of a foreign government;
	☐	Offeror is an agency or instrumentality of a state or local government;
	☐	Other. State basis __________________________

(b)	Type of organization
☐	Sole Proprietorship	☐	Partnership
☒	Corporate Entity (non tax exempt)	☐	Corporate Entity (tax exempt)
☐	Government entity (Federal, State, Local)	☐	Foreign Government
	☐	International organization per 26 CFR 1.6049-4
	☐	Other _________________________________________

(c)	Common Parent ___________________________________________
	☒	Offeror is not owned or controlled by a common parent;
	☐	Name and TIN of Common Parent:
Name: __________________________________________________
TIN ____________________________________________________

(d)	Definitions:

“Common Parent” as used in this provision, means that corporate entity that owns or controls an affiliated group of corporations that files its federal income tax returns on a consolidated basis, and of which the offeror is a member.

“Taxpayer Identification Number”, as used in this provision, means the number required by the Internal revenue Service (IRS) to be used by the offeror in reporting income tax and other returns. The TIN may be a Social Security Number or an Employer Identification Number.

2.	Small Business Program Representations (FAR 52.219-1) (Mar 2001)

(a)	(1)
The North American Industry Classification System (NAICS) code for this acquisition is
Administrator for this solicitation.) (2) The small business size standard is________. (To be completed by LMI. If no NAICS code is included, contact the LMI Subcontracts Administrator for this solicitation.)

	(2)	The small business size standard is ________. (To be completed by LMI)

(3)
The small business size standard for a concern which submits an offer in its own name, other than on a construction or service contract, but which proposes to furnish a product which it does not itself manufacture is 500 employees.

(b)	(1)	The offeror represents as a part of its offer that it ☒ is, ☐ is not a small business concern.

	(2)	Complete this (b)(2) only if the offeror represents itself as a small business concern in paragraph (b)(1), above.
The offeror represents, for general statistical purposes, that it ☐ is, ☒ is not, a small disadvantaged business concern as defined in 13 CFR 124.1002.

	(3)	Complete this (b)(3) only if the offeror represents itself as a small business concern in paragraph (b)(1), above.
The offeror represents, for general statistical purposes, that it ☐ is, ☒ is not, a women-owned small business concern.

	(4)	Complete this (b)(4) only if the offeror represents itself as a small business concern in paragraph (b)(1), above.
The offeror represents, for general statistical purposes, that it ☐ is, ☒ is not, a veteran-owned small business concern.

	(5)	Complete this (b)(5) only if the offeror represents itself as a veteran-owned small business concern in paragraph (b)(4), above.
The offeror represents, for general statistical purposes, that it ☐ is, ☒ is not, a service-disabled veteran-owned small business concern.

	(6)	Complete this (b)(6) only if the offeror represents itself as a small business concern in paragraph (b)(1), above.
The offeror represents, as a part of its offer, that-

(i)
It ☐ is, ☒ is not, a HUBZone small business concern listed, on the date of this representation, on the List of Qualified HUBZone Small Business Concerns maintained by the Small Business Administration, and no material change in ownership and control, principal office, or HUBZone employee percentage has occurred since it was certified by the Small Business Administration in accordance with 13 CFR Part 126; and

(ii)
It ☐ is, ☒ is not, a joint venture that complies with requirements of 13 CFR Part 126, and trre representative in paragraph (b)(6)(i) of this provision is accurate for the HUBZone small business concern or concerns that are participating in the joint venture. ____________ ] Each HUBZone small business concern participating in the joint venture shall submit a separate signed copy of the HUBZone representation.

(7)	Complete this (b)(7) only if the offeror represents itself as disadvantaged in paragraph (b)(2), above.

The offeror shall check the category in which its ownership falls:

Black American
Hispanic American
Native American (American Indians, Eskimos, Aleuts, or Native Hawaiians)

__________ Asian-Pacific Americans (persons with origins from Burma, Thailand, Malaysia, Indonesia, Singapore, Brunei, Japan, China, Taiwan, Laos, Cambodia (Kampuchea), Vietnam, Korea, The Philippines, U.S Trust Territory of the Pacific Islands (Republic of Palau), Republic of the Marshall Islands, Federated States of Micronesia, the Commonwealth of the Northern Mariana Islands, Guam, Samoa, Macao, Hong Kong, Fiji, Tonga, Kiribati, Tuvalu, or Nauru).

____________ Subcontinent Asian (Asian Indian) American (persons with origins from India, Pakistan, Bangladesh, Sri Lanka, Bhutan, the Maldives Islands, or Nepal).

(c)	Definitions. As used in this provision:

Service-disabled veteran-owned small business concern-
	(1)	Means a small business concern-
(i)
Not less than 51 percent of which is owned by one or more service- disabled veterans or, in the case of any publicly owned business, not less than 51 percent of the stock of which s owned by one or more service-disabled veterans, and;

(ii)
The management and daily business operations of which are controlled by one or more service-disabled veterans or, in the case of a veteran with permanent and severe disability, the spouse or permanent caregiver of such veteran.

	(1)	Service-disabled veteran means a veteran, as defined in 38 U.S.C. 101(2), with disability that is service-connected, as defined in 38 U.S.C. 101(16).

“Small business concern,” means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, as qualified as small business under the criteria in 13 CFR Part 11 and the size standard in paragraph (a) of this provision.

Veteran-owned small business concern means a small business concern-

	(1)	Not less than 51 percent of which is owned by one or more veterans (as defined at 38 U.S.C. 101(2)) or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more veterans; and
	(2)	The management and daily business operations of which are controlled by one or more veterans.

“Women-owed small business concern,” means a small business concern-
	(1)	That is at least 51 percent owned by one or more women; or in the case of a publicly owned business, at least 51 percent of the stock of which is owned by one or more women; and

	(2)	Whose management and daily business operations are controlled by one or more women.

(d)	Notice

(1)
If this solicitation is for supplies and has been set aside, in whole or in part, for small business concerns, then the clause in this solicitation providing notice of the set-aside contains restrictions on the source of the end items to be furnished.

(2)
Under 15 U.S.C 645(d), any person who misrepresents a firm’s status as a small, HUBZone small, small disadvantaged, or women-owned small business concern in order to obtain a contract to be awarded under the preference programs established pursuant to

(i) Be punished by imposition of fine, imprisonment, or both;
(ii) Be subject to administrative remedies, including suspension and debarment; and
(iii) Be ineligible for participation in programs conducted under the authority of the Act.

3.	Prohibition of Segregated Facilities (FAR 52-222-21) (Mar 2001)

(a)
“Segregated facilities” as used in this provision, means any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees, that are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin because of written or oral policies or employee custom. The term does not include separate or single-user restrooms or necessary dressing or sleeping areas provided to assure privacy between sexes.

(b)
The Subcontractor agrees that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments and that it does not and will not permit its employees to perform their services at any location under its control where segregated facilities are maintained. The Subcontractor agrees that a breach of this clause is a violation of the Equal Opportunity clause in this contract.

	(c)	The Subcontractor shall include this clause in every subcontract and purchase order that is subject to the Equal Opportunity clause of this contract.

4.	Previous Contracts and Compliance Reports (FAR 52-222-22) (Feb 1999)
The offeror represents that:

	(a)	It ☐ has, ☒ has not, participated in a previous contract or subcontract subject to the Equal Opportunity clause of this solicitation;
	(b)	It ☒ has, ☐ has not, filed all required compliance reports {note that if no reports were required, mark “has” filed all reports); and
	(c)	Representations indicating submission of required compliance reports, signed by proposed Subcontractors, will be obtained before subcontract awards.

5.	Affirmative Action Compliance (FAR 52.222-25) (Apr 1984)
The offeror represents that:

(a)
It ☐ has developed and has on file, or, ☒ has not developed and does not have on file, at each establishment, affirmative action programs required by the rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2),

	(b)	It ☐ has not previously had contracts subject to the written affirmative action programs requirement of the rules and regulations of the Secretary of Labor.

SECTION II

1.	Women-Owned Business (Other than Small Business) (FAR 52.204-5) (May 1999)

(a)
Definition. Women-owned business concern, as used in this provision, means a concern which is at least 51 percent owned by one or more women; or in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more women; and whose management and daily business operations are controlled by one or more women.

	(b)	Representation. Complete the following only if the offeror is a women-owned business concern and has not represented itself as a small business concern in paragraph 2.(b)(1) above.

The Offeror represents that it ☐ is, or ☐ is not a women-owned business concern.

2.	Certification Regarding Debarment, Suspension, Proposed Debarment, and Other Responsibility Matters (FAR 52.209-5) (Apr 2001)

	(a)	(1) The offeror certifies, to the best of its knowledge and belief, that-

(i) The offeror and/or any of its Principals -

			(A)	☐ are ☐ are not presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency:

(B)
☐ have ☐ have not within the three-year period prior preceding this offer, been convicted of or had a civil judgment rendered against them for: commission of fraud or a criminal offense in connection with obtaining , attempting to obtain, or performing a public (Federal, state, or local) contract or subcontract; violation of Federal or state antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion, or receiving stolen property; and

(C)
☐ are ☐ are not presently indicted for, or otherwise criminally or civilly charged by a governmental entity with, commission of any of the offenses enumerated in subdivision (a)(l)(i)(B) of this provision.

		(ii)		The offeror ☐ has ☐ has not, within a three-year period preceding this offer, had one or more contracts terminated for default by any Federal agency.

(2)
“Principals”, for the purpose of this certification, means officers; directors; owners; partners; and, persons having primary management or supervisory responsibilities within a business entity (e.g. general manager; plant manager; head of a subsidiary, division, or business segment, and similar positions).

This certification concerns a matter within the jurisdiction of an agency of the United States and the making of false, fictitious, or fraudulent certification may render the maker subject to prosecution under section 1001, title 18, United States Code.

(b)
The offeror shall provide immediate written notice to the LMI Subcontracts Administrator if, at any time prior to contract award, the offeror learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

(c)
A certification that any of the items in paragraph (a) of this provision exists will not necessarily result in withholding of an award under this solicitation. However, the certification will be considered in connection with a determination of the offeror’s responsibility. Failure of the offeror to furnish a certification or provide such additional information as requested by the LM1 Subcontracts Administrator may render the offeror nonresponsible.

(d)
Nothing contained in the forgoing shall be construed to require establishment of a system of records in order to render, in good faith, the certification required by paragraph (a) of this provision. The knowledge and information of an offeror is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

(c)
The certification in paragraph (a) of this provision is a material representation of fact upon which reliance was placed when making award. If it is later determined that the offeror knowingly rendered an erroneous certification, in addition to the other remedies available to the Government, the LMI Subcontracts Administrator may terminate the contract resulting from this solicitation for default.

3.	Certification and Disclosure Regarding Payments to Influence Certain Federal Transactions (FAR 52.203-11) (Apr 1991)

(a)
The definitions and prohibitions contained in the clause at FAR 52.203-12, Limitation on Payments to Influence Certain Federal Transactions, included in this solicitation, are hereby incorporated by reference in paragraph (b) of this certification.

(b)	The offeror, by signing its offer, hereby certifies to the best of his or her knowledge and belief that on or after December 23, 1989:

(1)
No Federal or appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer of any agency, a Member of Congress, an officer or employee of Congress or an employee of a Member of Congress on his or her behalf in the connection with the awarding of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment or modification of any Federal contract, grant, loan, or cooperative agreement;

(2)
If any funds other than Federal appropriated funds (including profit or fee received under a covered Federal transaction) have been paid to any person for influencing or attempting to influence an officer to employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on his or her behalf in connection with this solicitation, the offeror shall complete and submit, with its offer, OMB standard form LLL, Disclosure of Lobbying Activities to the Contracting Officer; and

(3)
He or she will include the language of this certification in all subcontract awards at any tier and require that all recipients of subcontract awards in excess of $10,000 shall certify and disclose accordingly.

(a)
Submission of this certification and disclosure is a prerequisite for making or entering into this contract imposed by section 1352, title 31, United States Code. Any person who makes an expenditure prohibited under this provision or who fails to file or amend the disclosure form to be filed or amended by this provision, shall be subject to a civil penalty of not less than $10,000, and not more than $100,000, for each failure.

SECTION III

1.	Cost Accounting Standards Notices and Certifications (FAR 52.230-1) (Jun 2000)

Note: This notice does not apply to small businesses or foreign governments. Check here to indicate that the offeror is a ☐ small business or ☐ foreign government and therefore is not required to complete the following certification.

This notice is in three parts; identified by Roman numerals I through III.

Offerors shall examine each part and provide the requested information in order to determine Cost Accounting Standards (CAS) requirements applicable to any resultant contract.

If the offeror is an educational institution. Part II does not apply unless the contemplated contract will be subject to full or modified CAS coverage pursuant to 48 CFR 9903.201-2(c)(5) or 9903.201-2(c)(6), respectively.

I.	DISCLOSURE STATEMENT - COST ACCOUNTING PRACTICES AND CERTIFICATION

(a)
Any contract in excess of $650,000 resulting from this solicitation will be subject to the requirements of the Cost Accounting Standards Board (48 CFR Chapter 99), except for those contracts which are exempt as specified in 48 CFR 9903.201-1.

(b)
Any offeror submitting a proposal which, if accepted, will result in a contract subject to the requirements of 48 CFR Chapter 99 must, as a condition of contracting, submit a Disclosure Statement as required by 48 CFR 9903.202. When required, the Disclosure Statement must be submitted as a part of the offeror’s proposal under this solicitation unless the offeror has already submitted a Disclosure Statement disclosing the practices used in connection with the pricing of this proposal. If an applicable Disclosure statement has already been submitted, the offeror may satisfy the requirement for submission by providing the information requested in paragraph (c) of Pert I of this provision.

CAUTION: In the absence of specific regulations or agreements, a practice disclosed in a Disclosure Statement shall not, by virtue of such disclosure, be deemed to be a proper, approved, or agreed-to practice for pricing proposals or accumulating and report contract performance cost data.

(c)	Check to appropriate box below:

☐	(1)	Certificate of Concurrent Submission of Disclosure Statement.

The offeror hereby certifies that, as a part of the offer, copies of the Disclosure Statement have been submitted as follows: (i) original and one copy to the cognizant Administrative Contacting Officer (ACO) or cognizant federal agency official authorized to act in that capacity (Federal official), as applicable, and (ii) one copy to the cognizant Federal auditor.

(Disclosure must be on Form No. CASB DS-1 or CASB DS-2, as applicable. Forms may be obtained from the cognizant ACO or Federal official and/or from the loose-leaf version of the Federal Acquisition Regulation.)

Date of Disclosure Statement:

Name and Address of cognizant ACO or Federal Officer where filed:

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the Disclosure Statement.

☐	(2)	Certificate of Previously Submitted Disclosure Statement.

The offeror hereby certifies that the required Disclosure Statement was filed as follows:

Date of Disclosure Statement:

Name and Address of cognizant ACO or Federal Officer where filed:

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the Disclosure Statement.

☐	(3) Certificate of Monetary Exemption.

The offeror hereby certifies that the offeror together with all divisions, subsidiaries, and affiliates under common control, did not receive net awards of negotiated prime contracts and subcontracts subject to CAS totaling $50 million or more in the cost accounting period immediately preceding the period in which this proposal was submitted. The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the LMI Subcontracts Administrator immediately.

☐	(4) Certification of Interim Exemption

The offeror hereby certifies that (i) the offeror first exceeded the monetary exemption for disclosure, as defined in (3) of this subsection, in the cost accounting period immediately preceding the period in which this offer was submitted and (ii) in accordance with 48 CFR 9903.202-1, the offeror is not yet required to submit a Disclosure Statement. The offeror further certifies that if an award resulting from this proposal as not been made within 90 days after the end of that period, the offeror will immediately submit a revised certificate to the LMI Subcontracts Administrator, in the form specified under subparagraph (c)(1) or (c)(2) of Part I of this provision, as appropriate, to verify submission of a completed Disclosure Statement.

CAUTION: Offerors currently required to disclose because they were awarded a CAS covered prime contract or subcontract of $50 million or more in the current cost account period may not claim this exemption (4). Further, the exemption applies only in connection with proposals submitted before the expiration of the 90-day period following the cost accounting period in which the monetary exemption was exceeded.

II.	COST ACCOUNTING STANDARDS - ELIGIBILITY FOR MODIFICATION

If the offeror is eligible to use the modified provisions of 48 CFR 9903.201-2(b) and elects to do so, the offeror shall indicate by checking the box below. Checking the box below shall mean that the resultant contract is subject to the Disclosure and Consistency of Cost Accounting Practices clause in lieu of the Cost Accounting Standards clause.

☐
The offeror hereby claims an exemption from the Cost Accounting Standards clause under the provisions of 48 CFR 9903.201-2(b) and certifies that the offeror is eligible for use of the Disclosure and Consistency of Cost Accounting Practices clause because during the cost accounting period immediately preceding the period in which this proposal was submitted, the offeror received less that $50 million in awards of CAS-covered prime contracts and subcontracts. The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the LMI Subcontracts Administrator immediately.

CAUTION: An offeror may not claim the above eligibility for modified contract coverage if this proposal is expected to result in the award of a CAS-covered contract of $50 million or more or if, during its current cost accounting period, the offeror has been awarded a single CAS-covered prime contract or subcontract of $50 million or more.

III	ADDITIONAL COST ACCOUNTING STANDARDS APPLICABLE TO EXISTING CONTRACTS

The offeror shall indicate below whether award of the contemplated contract should, in accordance with subparagraph (a)(3) of the Cost Accounting Standards clause, require a change in established cost accounting practices affecting existing contracts and subcontracts.

☐ YES ☐ NO

Note: If the offeror is an educational institution under the transition provisions of 48 CFR 9903.202-1(f), contact the LMI Subcontracts Administrator for the appropriate alternate certification.

SIGNATURE / CERTIFICATION

By signing below, the bidder / offeror certifies, under penalty of law, that the representations and certifications are accurate, current and complete. The bidder / offeror further certifies that it will notify the LMI Subcontracts Administrator of any changes to these representations and certifications. The representations and certifications made by the bidder / offeror, as contained herein, concern matters within the jurisdiction of an agency of the United States and the making of false, fictitious, or fraudulent representation or certification may render the maker subject to prosecution under Title 18, United States Code, Section 1001.

/s/ KURT JENSEN	10/15/2010
Signature of Bidder / Offeror Responsible for Bid / Offer Date

KURT JENSEN
Typed Name of Person Responsible for the Bid / Offer

CHIEF FINANCIAL OFFICER
Title of Person Responsible for Bid / Offer

APPLIED DNA SCIENCES, INC.
Name of Organization

25 HEALTH SCIENCES DR, STE 213

Street
STONY BROOK	NY	11746
City	State	Zip

ATTACHMENT C

GENERAL PROVISIONS

Attachment C
Subcontract 1124

GENERAL PROVISIONS

          In addition to the clauses referenced in the LMI Subcontract, the following terms and conditions shall apply.

I.1 FAR 52.252-2 Clauses Incorporated by Reference (Feb 1998)

          The contract clauses set forth below from the Federal Acquisition Regulation (FAR), as applicable, and as in effect on the date of this Subcontract, are incorporated into this Subcontract by reference with the same force and effect as though they were given in full text.
          All such clauses shall, with respect to the rights, duties and obligations of the subcontractor and LMI thereunder, be interpreted and construed in such manner as to recognize and give effect to the contractual relationship between the subcontractor and LMI under this Subcontract and the rights of the U.S. Government with respect thereto under the Prime Contract from which such clauses are derived.
          As used throughout these General Provisions, the following terms shall have the meanings set forth below, unless otherwise specified herein:

Prime Contract - means the Government Prime contract between LMI and the United States of America (hereinafter called the “Government”).

Government - means the United States of America or any department or agency thereof.

Subcontract, Contract, Purchase Order, Order or Agreement - are interchangeable and include any amendments or change orders. Wherever appearing herein, these terms shall be deemed to mean the contractual instrument of which these General Provisions are a part.

Provision - any part of this Subcontract or attachment thereto including, but not limited to any referenced or incorporated agreement, specification, documentation, data, or any clauses or parts or combinations thereof.

Contracting Officer - the individual having cognizance on behalf of the Government of the Prime Contract and any other officer or civilian employee of the Government who is properly designated as the Contracting Officer of the procuring agency. The term includes, except as otherwise provided in the

Subcontract, any authorized representative of such Contracting Officer acting within the limits of his authority.

I.2 Federal Acquisition Regulation Clauses (48 CFR Chapter 1)

Clause	Title	Date
52.202-01	Definitions	Jul 2004
52.203-03	Gratuities	Apr 1984
52.203-05	Covenant Against Contingent Fees	Apr 1984
52.203-06	Restrictions on Subcontractor Sales to the Government	Sep 2006
52.203-07	Anti-Kickback Procedures	Jul 1995
52.203-10	Price or Fee Adjustment for Illegal or Improper Activity	Jan 1997
52.203-12	Limitations on Payments to Influence Certain Federal Transactions	Oct 2010
52.204-02	Security Requirements	Aug 1996
52.209-06	Protecting the Government’s Interest when Subcontracting with Contractors Debarred, Suspended, or Proposed for Debarment	Dec 2010
52.215-02	Audit and Records - Negotiations	Oct 2010
52.219-08	Utilization of Small Business Concerns	May 2004
52.219-09	Small Business Subcontracting Plan	Jul 2010
52.222-01	Notice to the Government of Labor Disputes	Feb 1997
52.222-03	Convict Labor	Jun 2003
52.222-04	Contract Work Hours and Safety Standards Act - Overtime Compensation	Jul 2005
52.222-21	Prohibition of Segregated Facilities	Feb 1999
52.222-26	Equal Opportunity	Mar 2007
52.222-35	Equal Opportunity for Veterans	Sep 2010
52.222-36	Affirmative Action for Workers with Disabilities	Oct 2010
52.222-37	Employment Reports Veterans	Sep 2010
52.222-41	Service Contract Act of 1965, As Amended	Nov 2007

Revised 03/02/2011

Attachment C
Subcontract 1124

Clause	Title	Date
52.222-50	Combating Trafficking in Persons	Feb 2009
52.223-06	Drug-Free Workplace	May 2001
52.223-18	Contractor Policy to Ban Text Messaging While Driving	Sep 2010
52.224-01	Privacy Act Notification	Apr 1984
52.224-02	Privacy Act	Apr 1984
52.225-13	Restrictions on Certain Foreign Purchases	Jun 2008
52.227-02	Notice and Assistance Regarding Patent and Copyright Infringement	Dec 2007
52.227-03	Patent Indemnity	Apr 1984
52.227-06	Royalty Information	Apr 1984
52.227-09	Refund of Royalties	Apr 1984
52.227-10	Filing of Patent Applications - Classified Subject Matter	Dec 2007
52.227-11	Patent Rights - Ownership by the Contractor	Dec 2007
52.227-14	Rights in Data - General	Dec 2007
52.228-07	Insurance - Liability to Third Persons	Mar 1996
52.229-03	Federal, State, and Local Taxes	Apr 2003
52.232-07	Payment under Time-and- Material and Labor-Hour Contracts	Feb 2007
52.232-11	Extras	Apr 1984
52.232-17	Interest	Oct 2010
52.233-01	Disputes	Jul 2002
52.237-02	Protection of Government Buildings, Equipment, and Vegetation	Apr 1984
52.237-03	Continuity of Services	Jan 1991
52.242-01	Notice of Intent to Disallow Costs	Apr 1984
52.242-13	Bankruptcy	Jul 1995
52.242-15	Stop-Work Order [paragraph (b)(2) modified to read 15 days]	Aug 1989
52.244-02	Subcontracts	Oct 2010
52.245-01	Government Property (Cost-Reimbursement, Time-And-Materials, or Labor-Hour Contracts)	Aug 2010
52.246-04	Inspection of Services-- Fixed-Price	Aug 1996
52.246-05	Inspection of Services -- Cost-Reimbursement	Apr 1984
52.246-06	Inspection--Time-and- Material and Labor Hour	May 2001
52.246-09	Inspection of Research & Development (Short Form)	Apr 1984
52.246-16	Responsibility for Supplies	Apr 1984
52.246-20	Warranty of Services	May 2001
52.246-23	Limitation of Liability	Feb 1997
52.246-25	Limitation of Liability -- Services	Feb 1997
52.247-34	F.O.B. Destination	Nov 1991
52.247-63	Preference for U.S. Flag Air Carriers	Jun 2003
52.247-64	Preference for Privately Owned U.S. Flag Commercial Vessels	Feb 2006
52.249-04	Termination for Convenience of the Government (Services) (Short Form)	Apr 1984
52.249-06	Termination (Cost- Reimbursement)	May 2004
52.249-08	Default (Fixed-Price Supply and Service)	Apr 1984
52.249-14	Excusable Delays	Apr 1984
52.251-01	Government Supply Sources	Aug 2010
52.253-01	Computer Generated Forms	Jan 1991

I.3 DoD FAR Supplement (DFARS) Clauses (48 CFR Chapter 2)

Clause	Title	Date
252.204-7008	Export-Controlled Items	Apr 2010

Revised 03/02/2011

ATTACHMENT D

SUPPLEMENTAL PROVISIONS
For the DLA Research & Development Supply Support (RDSS)

Attachment D
Subcontract 1124

SUPPLEMENTAL PROVISIONS
For the DLA Research & Development Supply Support Program
Under LMI Prime Contract SP4701-09-D-0045

          In addition to the clauses referenced in the LMI Subcontract, the following terms and conditions shall apply. In the event of a conflict of any of these clauses, these clauses listed below shall prevail.

I.1.1 FAR 52.252-2 Clauses Incorporated by Reference (Feb 1998)

          The contract clauses set forth below from the Federal Acquisition Regulation (FAR) or the DoD Federal Acquisition Regulation (DFARs), as applicable, and as in effect on the date of this Subcontract, are incorporated into this Subcontract by reference with the same force and effect as though they were given in full text. The full text of each clause may be accessed electronically at: http://www.arnet.gov/far/ and at http://www.acq.osd.miVdp/dars/dfars.html.
          All such clauses shall, with respect to the rights, duties and obligations of the Subcontractor and LMI thereunder, be interpreted and construed in such manner as to recognize and give effect to the contractual relationship between the Subcontractor and LMI under this Subcontract and the rights of the U.S. Government with respect thereto under the Prime Contract from which such clauses are derived.
          As used throughout these Supplemental Provisions, the following terms shall have the meanings set forth below, unless otherwise specified herein:

Prime Contract - means the Government Prime Contract between LMI and the United States of America (hereinafter called the “Government”).

Government - means the United States of America or any department or agency thereof.

Subcontract, Contract, Purchase Order, Order or Agreement - are interchangeable and include any amendments or change orders. Wherever appearing herein, these terms shall be deemed to mean the contractual instrument of which these Supplemental Provisions are a part.

Provision - any part of this Subcontract or attachment thereto including, but not limited to any referenced or incorporated agreement, specification, documentation, data, or any clauses or parts or combinations thereof.

Contracting Officer - the individual having cognizance on behalf of the Government of the Prime Contract and any other officer or civilian employee of the Government who is properly designated as the Contracting Officer of the procuring agency. The term includes, except as otherwise provided in the Subcontract, any authorized representative of such Contracting Officer acting within the limits of his authority.

I.2.1 FAR Supplement Clauses (48 CFR Chapter 1)

Clause	Title	Date
52.203-08	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity	Jan 1997
52.204-04	Printing/Copying Double Sided on Recycled Paper	Aug 2000
52.204-07	Central Contractor Registration (CCR)	Apr 2008
52.215-10	Price Reduction for Defective Cost or Pricing Data	Oct 1997
52.215-12	Subcontractor Cost or Pricing Data	Oct 1997
52.216-07	Allowable Cost and Payment	Dec 2002
52.216-15	Predetermined Indirect Cost Rates	Apr 1998
52.223-14	Toxic Chemical Release Reporting	Aug 2003
52.227-01	Authorization and Consent	Dec 2007
52.230-03	Disclosure and Consistency of Cost Accounting Practices	Oct 2008
52.230-06	Administration of Cost Accounting Standards	Mar 2008
52.232-22	Limitation of Funds	Apr 1984
52.232-23	Assignment of Claims	Jan 1986
52.232-25	Prompt Payment	Oct 2008
52.232-33	Payment by Electronic Funds Transfer - CCR	Oct 2003
52.233-03	Protest Against Award	Jun 1985
	Alternate I	Aug 1996
52.233-04	Applicable Law for Breach of Contract	Oct 2004
52.243-02	Changes - Cost Reimbursement	Apr 1984
	Alternate V	Aug 1987

Revised 10/1/09

Attachment D
Subcontract 1124

Clause	Title	Date
52.243-07	Notification of Changes	Apr 1984
52.244-05	Competition In Subcontracting	Dec 1996
52.244-06	Subcontracts for Commercial Items	Aug 2009
52.247-01	Commercial Bill of Lading Notations	Feb 2006
52.249-05	Termination For Convenience of the Government (Educational & Other Non Profit Institutions)	Sept 1996

I.2.2 DoD FAR Supplement (DFARS) Clauses (48 CFR Chapter 2)

Clause	Title	Date
252.203-7001	Prohibition On Persons Convicted of Fraud or Other Defense Contract Related Felonies	Dec 2008
252.203-7002	Requirement to Inform Employees for Whistleblower Rights	Jan 2009
252.204-7003	Control Of Government Personnel Work Product	Apr 1992
252.205-7000	Provisions Of Information To Cooperative Agreement Holders	Dec 1991
252.209-7004	Subcontracting with Firms that are Owned or Controlled by the Government of a Terrorist Country	Dec 2006
252.209-7005	Reserve Officer Training Corps and Military Recruiting on Campus	Jan 2000
252.215-7000	Pricing Adjustments	Dec 1991
252.215-7002	Cost Estimating System Requirements	Dec 2006
252.219-7003	Small, Small Disadvantaged & Woman-Owned	Apr 2007
	Small Business Subcontracting Plan	(DoD Contracts)
252.226-7001	Utilization of Indian Organizations, Indian- Owned Economic Enterprises, & Native Hawaiian Small Business Concerns [Appl. >$500K]	Sept 2004
252.227-7000	Non-Estoppel	Oct 1966
252.227-7013	Rights in Technical Data-Noncommercial Items	Nov 1995
252.227-7014	Rights in Noncommercial Computer Software and Noncommercial Computer Software Documentation	Jun 1995
252.227-7016	Rights in Bid or Proposal Information	Jun 1995
252.227-7017	Identification and Assertion of Use, Release, or Disclosure Restrictions	Jun 1995
252.227-7025	Limitations on the Use or Disclosure of Government Furnished Information Marked w/ Restrictive Legends	Jun 1995
252.227-7030	Technical Data - Withholding Of Payment	Mar 2000
252.227-7037	Validation of Restrictive Markings on Technical Data	Sept 1999
252.227-7039	Patents - Reporting Of Subject Inventions	Apr 1990
252.231-7000	Supplemental Cost Principles	Dec 1991
252.235-7010	Acknowledgment of Support and Disclaimer	May 1995
252.235-7011	Final Scientific or Technical Report	Nov 2004
252.243-7002	Requests for Equitable Adjustment	Mar 1998
252.246-7001	Warranty of Data	Dec 1991
252.251-7000	Ordering From Government Supply Sources	Nov 2004

2

Attachment D
Subcontract 1124

SPECIAL PRIME CONTRACT REQUIREMENTS

I.3	ACKNOWLEGDMENT OF SPONSORSHIP

I.3.1 The Subcontractor agrees that in the release of information relating to this Subcontract such release shall include a statement to the effect that the project depicted is or was sponsored by the Defense Supply Center Philadelphia, Philadelphia, PA and the Defense Logistics Agency, Ft. Belvoir, VA.

I.3.2 For the purpose of this Subcontract, the term “information” includes, but is not limited to, news releases/articles, manuscripts, brochures, advertisements, still and motion pictures, speeches, industry/trade association meetings, symposiums, etc.

I.3.3 The Subcontractor agrees to include the statement in I.3.1 above, in any third tier Subcontract awarded as a result of this Subcontract.

I.4	KEY PERSONNEL

I.4.1 The Subcontractor is required to identify their key personnel. Certain skilled, experienced, professional and/or technical personnel are essential for successful accomplishment of the work to be performed under this Subcontract. These are identified as “Key Personnel” and are those persons whose resumes were submitted as part of the technical/business proposal for evaluation. The Subcontractor agrees to use said key personnel during the performance of this Subcontract and that they shall not be removed from the Subcontract work, replaced, or supplemented with additional personnel, unless authorized in accordance with this clause.

I.4.2 If one or more of the key personnel, for whatever reason, becomes, or is expected to become, unavailable for work under this Subcontract for a continuous period exceeding 30 work days, or is expected to devote substantially less effort to the work than indicated in the proposal or initially anticipated, the Subcontractor shall immediately notify the LMI Subcontracts Administrator and shall, subject to the concurrence of the Contracting Officer or his authorized representative, promptly replace such personnel with the personnel of at least substantially equal ability and qualifications.

I.4.3 The Subcontractor agrees that during the first 120 days of the Subcontract performance period, no key personnel substitutions or additions shall be permitted unless such substitutions or additions are necessitated by an individual’s sudden illness, death, or termination of employment. If any of these occur, the Subcontractor shall promptly notify the LMI Subcontracts Administrator and provide the information required in paragraph I.4.5 below. After the initial 120 day period, proposed substitutions/additions of key personnel must be submitted in writing to the LMI Subcontracts Administrator 30 days in advance of the proposed substitution or addition. Such requests must provide the information required by paragraph I.4.5 below.

I.4.4 All additional and substitute key personnel assigned to this Subcontract must be approved prior to being assigned to work under this Subcontract. Any proposed key personnel assigned to a task prior to approval shall work at the sole risk of the Subcontractor and may not be reimbursed by the Government.

I.4.5 Requests for approval of substitutions shall be in writing and shall provide a detailed explanation of the circumstances necessitating the proposed substitutions. The request must contain a complete resume for the proposed substitute, and any other information requested by the Contracting Officer to approve or disapprove the request. Proposed substitutes must have qualifications that are equal to or higher than the key personnel being augmented. The Contracting Officer or his/her authorized representative shall evaluate such requests and promptly notify the Subcontractor in writing through the LMI Subcontracts Administrator whether the proposed substitution is acceptable.

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I.4.6 If the Contracting Officer determines that (1) suitable and timely replacement of key personnel who have been reassigned, terminated or have otherwise become unavailable for the Subcontract work is not reasonably forthcoming, or (2) the resultant substitution would be so substantial as to impair the successful completion of the Subcontract or delivery order in accordance with the proposal accepted by the Government at the time of Contract award, the Contracting Officer may (1) terminate the contract for default or for the convenience of the Government, as appropriate, or (2) at his/her discretion, if he/she finds the Subcontractor at fault for the condition, equitably adjust the contract price downward to compensate the Government for any resultant delay, loss or damage.

I.4.7 The provisions of this clause shall be fully applicable to any third tier Subcontract which may be entered into.

I.5	ORGANIZATIONAL CONFLICT OF INTEREST

I.5.1 By virtue of the performance of this Subcontract or delivery orders, the Subcontractor and their employees may encounter and/or have access to proprietary data that could result in a conflict of interest. As a result, certain requirements or restrictions shall be imposed.

I.5.2 An “organizational conflict of interest” (OCI) occurs where, because of other activities or relationships with other persons, a person is unable or potentially unable to render impartial assistance or advice to the government, or the person’s objectivity in performing the contract work is or might be otherwise impaired, or a person has an unfair competitive advantage, FAR 9.501. An organizational conflict of interest may result when factors create an actual or potential conflict of interest on an instant contract, or when the nature of the work to be performed on the instant contract creates an actual or potential conflict of interest on a future acquisition. In the latter case, some restrictions on future activities of the contractor may be required, FAR 9.502.

Contracting officials are required to avoid, neutralize, or mitigate potential significant conflicts of interest before contract award, so as to prevent an unfair competitive advantage or the existence of conflicting roles that might impair one’s objectivity, FAR 9.504(a), FAR 9.505. This duty may result in the Contracting Officer requesting that Contractors provide reasonable assurance that restrictions on procurement sensitive or proprietary data have been, or will be, honored. To avoid an OCI and to avoid prejudicing the best interests of the Government, the Contracting Officer may place restrictions on Contractors, its affiliates, subsidiaries and Subcontractors at any tier. Such restrictions shall be consistent with FAR 9.505 and shall be designed to avoid, neutralize or mitigate an OCI that might otherwise exist. Examples of situations which may require restrictions are provided in FAR 9.508.

In order to assist the Contracting Officer in fulfilling his or her responsibilities concerning an OCI, the Subcontractor represents that it will promptly disclose to the LMI Subcontracts Administrator all relevant facts that may evidence a potential or actual OCl. This disclosure will include a description of the action that the Subcontractor has taken or will take in order to avoid, neutralize, or mitigate such OCl.

I.5.3 The obligation above continues after award for the successful Subcontractor. The Subcontractor must promptly disclose all relevant facts that may evidence a potential or actual OCI during the performance of this Subcontract.

I.5.4 Addition, the performance of this Subcontract may require the Subcontractor to access data and information proprietary to the Government agency or of such a nature that its dissemination or use, other than in performance of this Subcontract would be adverse to the interest of the Government or others. The Subcontractor shall not divulge or release data or information developed or obtained in performance of the Subcontract except to authorize Government personnel or upon written approval of the Contracting Officer. Agency information marked “For Official Use Only” or bearing other sensitivity markings shall be handled in accordance with Agency information security program regulations and shall not be divulged or disclosed without DLA’s permission. Requests for disclosure shall be addressed to the Contracting Officer and submitted through the LMI Subcontracts Administrator.

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The Subcontractor shall not use, disclose, or reproduce proprietary data, other than as required in the performance of this Subcontract. The limitations above do not apply to data or information that has been made public by the Government. Further, this provision does not preclude the use of any data independently acquired by the Subcontractor without such limitations or prohibit an agreement at no cost to the Government between the Subcontractor and the data owner, which provides for greater rights to the Subcontractor.

I.6	GOVERNMENT’S RIGHT TO AUDIT

In addition to any other audits required by this Subcontract, the Government reserves the right to audit the Government’s accounting and procurement records related to the payments made under this Subcontract. The audit may be conducted by either the Government or a private contractor at the Government’s expense. Any Government claims of overpayment will be pursued in accordance with FAR Part 32, as well as, any and all applicable supplemental regulations. The Government may demand collection of overpayments within six years from final disbursement.

INSTRUCTIONS, CONDITIONS AND NOTICES TO OFFERORS

The contents of this section, which originates from the Broad Agency Announcement BAA-0001-09 for LMI’s Prime Contract SP4701-09-D-0045, concern the proposal and selection criteria for Short Term Projects (STPs). LMI shall require the support of the Subcontractor when necessary in order to comply with these provisions.

I.7	SHORT TERM PROJECTS

The R&D Solutions to be achieved from this program will be accomplished through Short Term Projects (STPs). STPs have an expected duration of 4-24 months. STPs are intended to mature an R&D solution idea to the point where it can be transferred to a DLA customer for implementation and deployment as far as possible across the enterprise. With this clear implementation focus, STPs generally will not be funded unless there is a DLA customer who supports the work and will play a key role in driving implementation of successful project results. The scope of the STP(s) awarded through this Subcontract will address DLA’s four key process areas: Order Fulfillment, Planning, Procurement, and Technical/Quality.

THE FOLLOWING OUTLINES THE OFFEROR’S POSSIBLE RESPONSIBILITIES WHEN SUBMITTING RESEARCH IDEAS (STPs) IF PARTICIPATING AS A PARTNER THROUGH AN ID/IQ CONTRACT:

When supporting an STP, the Subcontractor must be able to address the following considerations and issues when managing projects:

I.7.1 Task 1: Problem Identification. The Contractor shall participate as required with the RDSS PM and his PM support team in identifying DLA problems that would be appropriate for R&D investment. The RDSS PM will identify candidate problems and relevant customers to the Contractor. The Contractor’s participation is to provide sufficient additional information for the PM to make an informed decision whether to proceed to formal project structuring. Contractor activities may include (but not be limited to) the following: validating and quantifying the magnitude of the problem and potential benefits, analyzing related commercial problems and their solutions, and identifying related initiatives within DLA. The contractor also may suggest candidate problems to the RDSS PM.

I.7.2 Task 2: Project Structuring. The Contractor shall define the technical approaches for STPs that will solve DLA problems as assigned by the RDSS PM, including the preparation of technical and cost proposals. At a minimum, project structuring shall include details of the following:

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	●	Objective: Describe what the STP is to achieve.

	●	Problem Description: Clearly state the problem to be solved.

	●	DLA Needs and Benefits: Address how solving the problem will satisfy an existing DLA need and what the benefits to DLA will be from the new problem solution and/or capability.

	●	R&D Content: Provide rationale for the development and demonstration of the new solution and/or capability.

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Customer: Clearly identify the DLA functional organization responsible for supporting solution development and implementation and the name of the individual in that organization who endorses the project.

	●	Implementation Considerations: Describe how successful results will be implemented or transferred, including solution maturity considerations.

	●	Operating Environment: Describe any constraints or considerations related to the operating environment the solution is targeted for and that will impact solution development and/or implementation.

	●	Metrics: Describe metrics to be employed to assess progress and achievement of the objective.

	●	Technical Concept and Approach: Clearly define the proposed tasks and describe how each will be executed to accomplish the objective.

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Management Approach and Resource Assignments: Identify the task participants, their roles, their qualifications to perform those roles, and how they will be directed to accomplish the objective within cost and schedule.

	●	Period of Performance and Schedule: Submit a schedule with detail to the task level.

	●	Technology Transfer and Data Rights: The presumption is that all data and/or products developed under this contract will become the property of DLA. Address any exceptions to this requirement here.

	●	Detailed Cost Estimate and Rationale: Provide the estimated levels of effort associated with proposed tasks and the supporting rationale for those estimates at the sub task level.

	●	Deliverables: Submit deliverables as identified by the PM. Types of deliverables may include:

		1.	Monthly technical progress and financial reports

		2.	Interim progress briefings or reports as directed

		3.	Minutes of meetings as directed

		4.	Final summary briefing or report including BCA and transition plan

I.7.3 Task 3: Project Execution. The Contractor shall conduct approved projects as directed by the RDSS PM, including (but not limited to): appropriate resource application, awarding any necessary subcontracts, and ensuring technical excellence, cost control, and schedule performance. Interim Progress Reviews (IPRs) and a final review shall be provided for each STP at times and locations as directed by the PM. The Contractor shall notify the PM support team of problems and issues as they arise, and be prepared to alter the R&D approach if required.

I.8	STP OVERSIGHT MANAGEMENT

THE FOLLOWING OUTLINES THE OFFEROR’S POSSIBLE RESPONSIBILITIES WHEN PARTICIPATING AS A PARTNER THROUGH AN ID/IQ CONTRACT AND PROVIDING COLLABORATION SUPPORT:

Implementation STP presents significant management challenges because the implementation decision process itself within DLA can be very complex. In planning an STP where the next step after completion of the project is implementation, it is frequently necessary to complete a number of the implementation decision process steps in order to structure the project to address the needs and concerns of those who will be responsible for implementation. Accomplishing this can require considerable effort and calendar time.

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Because of the broad scope of the RDSS program, STPs require many different kinds of detailed expertise, and managing them can be a challenge when many are active at one time. The RDSS program has had up to 20 simultaneously active STPs. The oversight management task of ensuring technical excellence of activities involving so many different disciplines is not easy, but it is critical to the success of the STPs and therefore to the success of the RDSS program itself.

The operating environments in which R&D results will be implemented can include the HQ, all three hardware ICPs, Strategic Distribution Points and forward operating locations such as Service maintenance depots, and they are all different. One significant aspect and challenge of oversight management is to understand enough about the similarities and differences among these environments to ensure STPs are structured to maximize the possibilities for successful downstream implementation and deployment. At the same time, as R&D, STPs can be expected to run into difficulties which require changes in technical approach. As a result, another oversight management challenge is to create an environment wherein the need for such changes can be recognized as early as possible and alternate approaches defined and recommended to the RDSS PM.

The Contractor must support the PM in establishing a STP Oversight Management structure and processes capable of structuring and executing high-payoff R&D projects against problems in all four key DLA processes. While identifying candidate problems to address is principally the role of DLA, assistance is needed to accurately determine the benefits of solving them and in creating solution approaches that not only produce successful and beneficial results, but also foster subsequent implementation.

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